Exhibit 99.1

DST SYSTEMS, INC.

401(k) PROFIT SHARING PLAN

(As Amended and Restated Effective May 9, 2012)

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS		1

1.1.	“Account”	1
1.2.	“Act”	3
1.3.	“Affiliated Company”	3
1.4.	“Beneficiary”	3
1.5.	“Break in Service”	3
1.6.	“California Plan”	4
1.7.	“Code”	4
1.8.	“Committee”	4
1.9.	“Company”	4
1.10.	“Company Stock”	4
1.11.	“Compensation”	4
1.12.	“Date of Employment”	5
1.13.	“Deferred Compensation”	5
1.14.	“Disability”	5
1.15.	“Doherty Plan”	6
1.16.	“DST”	6
1.17.	“Effective Date”	6
1.18.	“Eligibility Computation Period”	6
1.19.	“Eligible Employee”	6
1.20.	“Employee”	7
1.21.	“Excess Aggregate Contributions”	7
1.22.	“Excess Contributions”	7
1.23.	“Excess Deferred Compensation”	7
1.24.	“Fiscal Year”	7
1.25.	“Forfeiture”	7
1.26.	“Forfeiture Suspense Account”	7
1.27.	“Former Participant”	7
1.28.	“415 Compensation”	8
1.29.	“Highly Compensated Employee”	9
1.30.	“Highly Compensated Former Employee”	9
1.31.	“Highly Compensated Participant”	9
1.32.	“Hour of Service”	9
1.33.	“Income”	10
1.34.	“Leased Employee”	11
1.35.	“Leave of Absence”	11
1.36.	“Non-Highly Compensated Participant”	11
1.37.	“Normal Retirement Age”	11
1.38.	“Participant”	11
1.39.	“Plan”	11
1.40.	“Plan Year”	11
1.41.	“Pre-Tax Elective Contributions”	11
1.42.	“Roth Elective Contributions”	11
1.43.	“Termination of Employment”	12

i

1.44.	“Top Heavy Plan,” “Top Heavy Plan Year,” “Super Top Heavy Plan”	12
1.45.	“Trust”	12
1.46.	“Trust Fund”	12
1.47.	“Trustee”	12
1.48.	“Valuation Date”	13
1.49.	“Year of Service”	13

ARTICLE II. ELIGIBILITY AND PARTICIPATION		16

2.1.	ELIGIBILITY	16
2.2.	CHANGE IN EMPLOYMENT STATUS	17
2.3.	TERMINATION OF ACTIVE PARTICIPATION	17

ARTICLE III. CONTRIBUTION AND ALLOCATION		17

3.1.	FORMULA FOR DETERMINING COMPANY CONTRIBUTIONS	17
3.2.	TIME OF PAYMENT OF COMPANY’S CONTRIBUTION	18
3.3.	PARTICIPANT’S SALARY DEFERRAL ELECTION	18
3.4.	CATCH-UP CONTRIBUTIONS	21
3.5.	ROLLOVER CONTRIBUTIONS	22
3.6.	SAFE HARBOR CONTRIBUTIONS	25
3.7.	DEDUCTIBLE EMPLOYEE CONTRIBUTIONS	25

ARTICLE IV. ACCOUNTS AND ALLOCATIONS		25

4.1.	ALLOCATIONS OF COMPANY CONTRIBUTIONS	25
4.2.	INVESTMENT OF ACCOUNTS	27
4.3.	ADJUSTMENT OF ACCOUNTS	29
4.4.	VALUATION OF TRUST ASSETS	30
4.5.	REPORTS TO PARTICIPANTS	30
4.6.	PARTICIPANT VOTING RIGHTS - COMPANY STOCK	30

ARTICLE V. LIMITATIONS ON CONTRIBUTIONS		31

5.1.	ACTUAL DEFERRAL PERCENTAGE TEST	31
5.2.	ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TEST	33
5.3.	ACTUAL CONTRIBUTION PERCENTAGE TEST	34
5.4.	ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TEST	35
5.5.	MAXIMUM ANNUAL ADDITIONS	36
5.6.	ADJUSTMENT FOR EXCESS ANNUAL ADDITIONS	38

ARTICLE VI. VESTING		39

6.1.	IMMEDIATE VESTING	39
6.2.	VESTING SCHEDULE	41
6.3.	AMENDMENT OF VESTING SCHEDULE	43
6.4.	REPURCHASE RIGHTS	43

ARTICLE VII. DETERMINATION AND DISTRIBUTION OF BENEFITS		44

7.1.	DISTRIBUTION UPON TERMINATION OF EMPLOYMENT	44
7.2.	DISTRIBUTION UPON DEATH	46
7.3.	MANNER OF DISTRIBUTION	48
7.4.	GENERAL LIMITATIONS ON TIME OF PAYMENT OF BENEFITS	48
7.5.	HARDSHIP DISTRIBUTION — ELECTIVE CONTRIBUTION ACCOUNT/ CATCH-UP CONTRIBUTION ACCOUNT	49
7.6.	HARDSHIP DISTRIBUTION — OTHER ACCOUNTS	51
7.7.	PRE-RETIREMENT DISTRIBUTIONS	52
7.8.	LOANS	52
7.9.	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION	54
7.10.	DIRECT ROLLOVER	55
7.11.	SEGREGATION OF ACCOUNT	56
7.12.	DISTRIBUTION FOR MINOR BENEFICIARY	56
7.13.	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	56
7.14.	MINIMUM DISTRIBUTION REQUIREMENTS	57
7.15.	DEATH BENEFITS UNDER USERRA-QUALIFIED MILITARY SERVICE	61

ARTICLE VIII. AMENDMENT, TERMINATION AND MERGERS		61

8.1.	AMENDMENT	61
8.2.	TERMINATION	62
8.3.	MERGER OR CONSOLIDATION	62

ARTICLE IX. ADMINISTRATION		62

9.1.	ESTABLISHMENT OF ADVISORY COMMITTEE	62
9.2.	AGENTS	63
9.3.	COMMITTEE PROCEDURES	63
9.4.	ALLOCATION AND DELEGATION OF DUTIES	64
9.5.	PLAN ADMINISTRATOR	64
9.6.	CLAIMS PROCEDURE	64
9.7.	CLAIMS REVIEW PROCEDURE	65
9.8.	BONDING	66
9.9.	COMPENSATION AND EXPENSES	66
9.10.	INDEMNIFICATION	66

ARTICLE X. TRUSTEE		66

10.1.	ACCEPTANCE OF THE TRUST	66
10.2.	RECEIPT OF CONTRIBUTIONS	66
10.3.	INVESTMENT POWERS AND DUTIES OF THE TRUSTEE	67
10.4.	INVESTMENT IN GROUP TRUST FUND	69
10.5.	DUTIES OF THE TRUSTEE REGARDING PAYMENTS	69
10.6.	TRUSTEE’S COMPENSATION AND EXPENSES AND TAXES	69
10.7.	RECORDS AND STATEMENTS	70
10.8.	RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE	70

10.9.	COMPANY STOCK	70
10.10.	LIMITATION OF LIABILITY	70
10.11.	INDEMNIFICATION	71

ARTICLE XI. TOP HEAVY PLAN PROVISIONS		71

11.1.	TOP HEAVY PLAN REQUIREMENTS	71
11.2.	TOP HEAVY DEFINITIONS	71
11.3.	MINIMUM ALLOCATION	73
11.4.	TOP-HEAVY VESTING REQUIREMENTS	74

ARTICLE XII. MISCELLANEOUS		75

12.1.	PROHIBITION AGAINST ASSIGNMENT AND ALIENATION	75
12.2.	COMPANY-EMPLOYEE RELATIONSHIPS	75
12.3.	NOTICES TO INTERESTED PARTIES	75
12.4.	LIABILITY FOR PAYMENTS	75
12.5.	GOVERNING LAW	76
12.6.	PROHIBITION AGAINST DIVERSION OF FUNDS	76

ARTICLE XIII. PARTICIPATING COMPANIES		76

13.1.	ADOPTION BY OTHER COMPANIES	76
13.2.	REQUIREMENTS OF PARTICIPATING COMPANIES	76
13.3.	DESIGNATION OF AGENT	77
13.4.	PARTICIPATING COMPANY’S CONTRIBUTION	77
13.5.	PARTICIPATING COMPANY CONTRIBUTION FOR AFFILIATE	77
13.6.	AMENDMENT	77
13.7.	DISCONTINUANCE OF PARTICIPATION	78
13.8.	COMMITTEE’S AUTHORITY	78

ARTICLE XIV. CHANGE OF CONTROL		78

14.1.	DEFINITIONS OF “CHANGE OF CONTROL OF DST”	78
14.2.	PROVISIONS EFFECTIVE UPON CHANGE OF CONTROL OF DST	79
14.3.	RIGHT TO AMEND ARTICLE XIV PRIOR TO CHANGE OF CONTROL OF DST	80
14.4.	DEFINITIONS	80

DST SYSTEMS, INC.
401(k) PROFIT SHARING PLAN

RECITALS

A.            Effective January 1, 2000, the DST Systems, Inc. Profit Sharing Plan was merged into the DST Systems, Inc. 401(k) Plan (“401(k) Plan”), and the 401(k) Plan was renamed the “DST Systems, Inc. 401(k) Profit Sharing Plan” (“Plan”).

B.            From time to time qualified retirement plans under Code Section 401(a), have been merged into this Plan, effective as described in Section 1.17 of the Plan.

C.            Pursuant to Section 8.1 of the Plan, the Compensation Committee of the Board of Directors of DST reserved to itself the power to amend the Plan and the Committee wishes to amend and restate the Plan at this time.

Effective May 9, 2012, except as otherwise set forth herein, the Plan is amended and restated as set forth herein.

ARTICLE I.
DEFINITIONS

1.1.          “Account” means the Accounts established and maintained by the Committee for each Participant with respect to his or her total interest in the Plan and Trust.  Each Participant shall have the following separate Accounts, as applicable, consisting of the amounts described below, plus income and gains and less expenses and losses allocated thereto, and reduced by any distributions therefrom.  Other accounts or subaccounts for each Participant may be established and maintained, as advisable or when required by law or regulations.

(a)           An “Elective Contribution Account” to which shall be credited the Deferred Compensation contributions pursuant to Section 3.1(a)(1) and unless otherwise separately accounted for in this Plan, elective contributions transferred to this Plan from another qualified trust described in Code Section 401(a).  Effective January 1, 2009, the Elective Contribution Account shall include separate subaccounts for Pre-Tax Elective Contributions and Roth Elective Contributions.  A Participant’s Pre-Tax Elective Contributions shall be separately accounted for, as will gains or losses attributable to such Pre-Tax Elective Contributions, and a Participant’s Roth Elective Contributions will be separately accounted for, as shall gains or losses attributable to such Roth Elective Contributions.

(b)           A “Catch-Up Contribution Account” to which shall be credited contributions to the Plan on behalf of a Participant pursuant to Section 3.1(a)(2) and unless otherwise separately accounted for in this Plan, catch-up contributions transferred to this Plan from another qualified trust described in Code Section 401(a).  Effective January 1, 2009, the Catch-Up Contribution Account shall include separate subaccounts for Catch-Up Contributions which are Pre-Tax Elective Contributions and Roth Elective Contributions.  A Participant’s Pre-Tax Elective Contributions in the Catch-Up Contribution Account shall be separately accounted for, as will gains or losses attributable to such Pre-Tax Elective Contributions, and a Participant’s Roth Elective Contributions will be separately accounted for, as shall gains or losses attributable to such Roth Elective Contributions.

(c)           A “Matching Contribution Account” to which shall be credited Matching Contributions to the Plan that are made pursuant to Section 3.1(a)(3) and unless otherwise separately accounted for in this Plan, matching contributions transferred to this Plan from another qualified trust described in Code Section 401(a).

(d)           A “Profit Sharing Contribution Account” to which shall be credited Profit Sharing Contributions to the Plan that are made pursuant to Section 3.1(a)(4), non-elective contributions previously made to the DST Systems, Inc. Profit Sharing Plan and unless otherwise separately accounted for in this Plan, non-elective contributions transferred to this Plan from another qualified trust described in Code Section 401(a).

(e)           A “Rollover Contribution Account” to which shall be credited Rollover Contributions made to the Plan pursuant to Section 3.5 and unless otherwise separately accounted for in this Plan, rollover contributions transferred to this Plan from another qualified trust described in Code Section 401(a).

(f)            A “PSP Rollover Contribution Account” to which shall be credited rollover contributions made to the DST Systems, Inc. Profit Sharing Plan prior to January 1, 1993.

(g)           A “Transferred Contribution Account” to which shall be credited the following:  (1) California Plan non-elective contributions, (2) California Plan matching contributions, (3) contributions originally made to the USCS International, Inc. Employee Stock Ownership Plan and subsequently transferred to the California Plan as part of the Participant’s diversification election pursuant to Code Section 401(a)(28)(B), (4) lock\line, LLC 401(k) Plan matching contributions, (5) Doherty Plan non-elective contributions and (6) Doherty Plan matching contributions.

(h)           An “After-Tax Contribution Account” to which shall be credited after-tax contributions made to the DST Systems, Inc. Thrift Plan and Trust and nondeductible voluntary contributions made to the Vantage Computer Systems Savings Investment Plan, which were previously transferred to the DST Systems, Inc. Profit Sharing Plan.

(i)            A “Transferred 401(k) Salary Deferral Contributions Account” to which shall be credited Code Section 401(k) salary deferral contributions made to the Policyholder Service Corporation Retirement Plan and the Vantage Computer Systems Savings Investment Plan, which were previously transferred to the DST Systems, Inc. Profit Sharing Plan.

(j)            A “Transferred Employer Contribution Account” to which shall be credited employer contributions made to the Policyholder Service Corporation Retirement Plan and the Vantage Computer Systems Savings Investment Plan, which were previously transferred to the DST Systems, Inc. Profit Sharing Plan.

(k)           A “Safe Harbor Contribution Account” to which shall be credited any safe harbor non-elective contributions or safe harbor matching contributions transferred to this Plan from another qualified trust described in Code Section 401(a).

(l)            A “Qualified Non-Elective Contribution Account” to which shall be credited Qualified Non-Elective Contributions made pursuant to Section 3.1(a)(5), 5.2(b) or 5.4(b), and any Qualified Non-Elective Contributions transferred to this Plan from another qualified trust described in Code Section 401(a).

(m)          A “Deductible Employee Contribution Account” or “DEC Account” to which shall be credited any deductible employee contributions made for a taxable year commencing prior to 1987 and transferred to this Plan from another qualified trust described in Code Section 401(a).

(n)           A “Newkirk After-Tax Contribution Account” to which shall be credited after-tax contributions transferred to this Plan from the Newkirk Products, Inc. 401(k) Profit Sharing Plan.

(o)           A “Newkirk Employer Contribution Account” to which shall be credited matching contributions and non-elective contributions transferred to this Plan from the Newkirk Products, Inc. 401(k) Profit Sharing Plan.

(p)           An “ALPS Matching Contribution Account” to which shall be credited matching contributions transferred to this Plan from the ALPS Holdings, Inc. 401(k) Plan.

1.2.          “Act” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.3.          “Affiliated Company” shall mean any trade or business, whether or not incorporated, which is a member of a controlled group of corporations, trades or businesses of which the Company is a member.  For purposes hereof the principles contained in Sections 414(b) and 414(c) of the Code shall be applied in determining membership of the controlled group.  “Affiliated Company” shall also include any organization, whether or not incorporated, which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company and any other entity required to be aggregated with the Company under regulations issued under Code Section 414(o).

1.4.          “Beneficiary” means a person to whom all or a portion of a deceased Participant’s Account is payable, as determined in Section 7.2.

1.5.          “Break in Service” shall mean a Plan Year during which the Employee does not complete more than 500 Hours of Service.  If an Employee is absent from work for any period (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child in connection with the adoption of the child by the Employee, or (d) for purposes of caring for the child during the period immediately following the birth or placement for adoption, such Employee shall be credited with up to 501 Hours of Service for the Plan Year in which the absence began solely for the purpose of preventing such individual from incurring a Break in Service for such period, or if not necessary for preventing a Break in Service for that period, then for the following Plan Year.  The Hours of Service credited for a maternity or paternity leave of absence shall be those which would normally have been credited but for such absence or, in any case in which the Committee is unable to determine such hours normally credited, eight (8) hours of service per day.

1.6.          “California Plan” means the DST Systems of California, Inc. 401(k) Retirement Plan (formerly the “USCS International, Inc. 401(k) Retirement Plan”).

1.7.          “Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.

1.8.          “Committee” means the Advisory Committee provided for in Section 9.1 herein.

1.9.          “Company” means DST Systems, Inc., a Delaware corporation, any predecessor which has maintained this Plan, any successor which shall maintain this Plan, and any Affiliated Company or other entity which shall adopt this Plan pursuant to Section 13.1.

1.10.        “Company Stock” means shares of common stock of DST which are readily tradable on an established securities market.

1.11.        “Compensation” with respect to any Participant means the total salary, commissions, earnings or wages paid during any Plan Year for the performance of duties for the Company to the extent includible in gross income, including, but not limited to, payment for overtime and bonuses, and including any amounts contributed by the Company pursuant to a salary reduction agreement which are not includible in gross income under Code Sections 125, 132(f)(4), 402(e)(3) or 402(h)(1)(B).  A compensation payment includes Compensation paid by the Company to an Employee through another person under the common paymaster provisions of Code Sections 3121 and 3306(p).

“Compensation” shall not, however, include (even if includible in gross income): (a) reimbursements of business or personal expenses, fringe benefits (cash and noncash), parking and transportation allowances, moving expenses, insurance premiums, deferred compensation, welfare benefits, expenses allowances, or amounts allocated to an Employee’s account from contributions to any welfare or other retirement or deferred compensation plan; (b) Company contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee or any distributions from a plan of deferred compensation; (c) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (d) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (e) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

Compensation in excess of the annual compensation limit in effect for the Plan Year under Code Section 401(a)(17) shall be disregarded under the Plan.

Only Compensation paid to an Employee while the Employee is a Participant in the Plan shall be recognized for Plan purposes.

“Compensation”:

(a)           shall not include any wages paid after an Employee’s Termination of Employment unless such payment is made before the later of: (i) 2 ½ months after the Employee’s Termination of Employment with the Company or (ii) the end of the “limitation year” that includes the Employee’s Termination of Employment and,

(1)           the payment is regular compensation for services actually rendered, such as base salary or wages, commissions, bonuses, or other similar payments, that would have been paid to the Employee while an Employee had he or she continued in employment with the Company; or

(2)           the payment is for unused accrued bona fide sick, vacation, Or other leave that the Employee would have been able to use if employment had continued; and

(b)           shall include payments to an individual who does not currently perform services for the Company by reason of a qualified military service (as that term is defined in Code Section 414(u)(1)), to the extent such payments do not exceed the amounts the individual would have received if he or she had continued to perform services for the Company rather than entering qualified military service.

1.12.        “Date of Employment” means the first day on which an Employee completes an Hour of Service with the Company or an Affiliated Company.  However, if an Employee incurs a Termination of Employment and as a result incurs a Break in Service, an Employee’s Date of Employment shall be the first date thereafter on which the Employee completes an Hour of Service.

1.13.        “Deferred Compensation” with respect to any Participant means that portion of the Participant’s Compensation which has been contributed to the Plan in accordance with the Participant’s deferral election pursuant to Section 3.3, excluding any such amounts distributed as excess “annual additions” pursuant to Section 5.6.

1.14.        “Disability” means that the Participant has terminated employment with the Company and has been found to be disabled for purposes of the Company’s separate long-term disability plan.  In the event the Participant is not a participant in the Company’s separate long-term disability plan, the Participant shall be considered to be Disabled for purposes of this Plan if the Participant has terminated employment with the Company and has been determined to be disabled by the Social Security Administration and the Participant has provided sufficient evidence of such determination.  In addition to the foregoing and solely for purposes of Section 7.7(e), a Participant shall also have a Disability if the Participant lacks the ability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.  The permanence and degree of such impairment must be supported by medical evidence.

1.15.        “Doherty Plan” means the Doherty Employment Group, Inc. 401(k) Plan.

1.16.        “DST” means DST Systems, Inc.

1.17.        “Effective Date” means May 9, 2012, the effective date of the Plan as amended and restated herein; provided, however, that the original effective date of this Plan was January 1, 1990.  The following qualified retirement plans were or will be merged into this Plan on the following effective dates:

(a)           The DST Systems of California, Inc. 401(k) Retirement Plan was merged into the Plan effective December 31, 2003;

(b)           The lock\line, LLC 401(k) Plan was merged into the Plan effective June 11, 2004;

(c)           The assets and liabilities of the Doherty Employment Group, Inc. 401(k) Plan with respect to employees of TASS, LLC were merged into the Plan effective July 31, 2007.

(d)           The Argus Health Systems, Inc. 401(k) Savings Plan was merged into the Plan effective March 16, 2010;

(e)           The Newkirk Products, Inc. 401(k) Profit Sharing Plan was merged into the Plan effective March 1, 2012; and

(f)            The ALPS Holdings, Inc. 401(k) Plan will be merged into the Plan effective June 1, 2012.

1.18.        “Eligibility Computation Period” for each Employee shall mean a 12-consecutive month period beginning on the Employee’s Date of Employment and, if an Employee is not credited with 1,000 Hours of Service during such 12-month period, the Plan Year within which is included the first anniversary of the Employee’s Date of Employment and each Plan Year thereafter.  In the case of any Employee who incurs a Termination of Employment and as a result suffers a Break in Service, the Eligibility Computation Period shall be determined beginning on the Employee’s Date of Employment after such Break in Service.

1.19.        “Eligible Employee” means any Employee other than: (a) any Employee whose employment is governed by the terms of a collective bargaining agreement between employee representatives (within the meaning of Code Section 7701(a)(46)) and the Company under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for coverage in this Plan; (b) any person who performs services for a Company by and through a contract or agreement, whether written or verbal, with a third-party and who is paid by a third-party, including Leased Employees, even if such person is later determined by any governmental agency or court to be, or have been, a common law employee of the Company or an Affiliated Company; (c) Employees of an Affiliated Company unless such Affiliated Company has adopted this Plan in writing pursuant to Article XIII; (d) Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Company which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)); and (e) workers who are classified by the Company as independent contractors or other non-employee, including those workers who are paid, directly or indirectly, through the Company’s accounts payable system, even if such workers are later determined by any governmental agency or court to be, or have been, common law employees of the Company or an Affiliated Company.

1.20.        “Employee” means any common law employee of the Company or Affiliated Company, but shall not include persons engaged as independent contractors.  Notwithstanding the foregoing, the term “Employee” shall include Leased Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the non-highly compensated work force of the Company and its Affiliated Companies.

1.21.        “Excess Aggregate Contributions” means, with respect to a Plan Year, the excess of the aggregate amount of Matching Contributions made pursuant to Section 3.1(a)(3) (to the extent such contributions are not used to satisfy the “Actual Deferral Percentage” test) over the maximum amount of such contributions permitted under the limitations of Section 5.3(a).

1.22.        “Excess Contributions” means the excess of Elective Contributions made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Section 5.1(a).  Excess Contributions shall be treated as an “annual addition” pursuant to Section 5.5(b).

1.23.        “Excess Deferred Compensation” means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant’s Deferred Compensation and other elective deferrals pursuant to Section 3.3(f) actually made on behalf of such Participant for such taxable year, over the limit provided in Code Section 402(g) ($17,000 for 2012), as adjusted for cost-of-living as provided in the Code, which is incorporated herein by reference.  Excess Deferred Compensation shall be treated as an “annual addition” pursuant to Section 5.5(b).

1.24.        “Fiscal Year” means the Company’s accounting year of 12 months commencing on January 1 of each year and ending the following December 31.

1.25.        “Forfeiture” means that portion of a Participant’s Account that is forfeited under Section 4.1(d), 5.4(a), 6.2 or 7.13.

1.26.        “Forfeiture Suspense Account” means the account established and maintained by the Committee to hold Forfeitures.

1.27.        “Former Participant” means any person who has been a Participant, but who has ceased to be a Participant under Article II for any reason.

1.28.        “415 Compensation” means the Employee’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent the amounts are includable in gross income (or to the extent amounts would have been received and included in gross income but for an election under Code Section 125(a), 132(t)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b)), including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation Section 1.62-2(c)) paid during the “limitation year.”

“415 Compensation” shall exclude:  (a) contributions made by the Company to a plan of deferred compensation to the extent that the contributions are not includable in the gross income of the Employee for the taxable year in which contributed; (b) distributions from a plan of deferred compensation (whether or not qualified), regardless of whether such amounts are includible in the gross income of the Employee when distributed; (c) amounts realized from the exercise of a non- qualified stock option or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (d) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (e) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent the premiums are not includible in the gross income of the Employee and are not salary reduction amounts described in Code Section 125); and (f) any other items of remuneration that are similar to those listed above.

“415 Compensation”:

(a)           shall not include any wages paid after an Employee’s termination of employment unless such payment is made before the later of: (i) 2 ½ months after the Employee’s termination of employment with the Company or (ii) the end of the “limitation year” that includes the Employee’s termination of employment and,

(1)           the payment is regular compensation for services actually rendered, such as base salary or wages, commissions, bonuses, or other similar payments, that would have been paid to the Employee while an Employee had he or she continued in employment with the Company; or

(2)           the payment is for unused accrued bona fide sick, vacation, or other leave that the Employee would have been able to use if employment had continued;

(b)           shall include payments to an individual who does not currently perform services for the Company by reason of a qualified military service (as that term is defined in Code Section 414(u)(1)), to the extent such payments do not exceed the amounts the individual would have received if he or she had continued to perform services for the Company rather than entering qualified military service; and

(c)           shall be disregarded to the extent it exceeds the annual compensation limit in effect for the “limitation year” under Code Section 401(a)(17), as adjusted annually in accordance with Code Section 401(a)(17)(B). The adjusted annual compensation limit in effect for a calendar year shall be effective for the limitation year beginning in such calendar year.

1.29.        “Highly Compensated Employee” means an Employee described in Code Section 414(q) and the regulations thereunder, and generally means an Employee who performed services for the Company during the “determination year” and who: (a) at any time during the “determination year” or “look-back, year” was a “5% owner” of the Company; or (b) received 415 Compensation during the “look-back year” from the Company in excess of the amount set forth in Code Section 414(q)(1) ($115,000 for 2012). The dollar threshold amount specified in the preceding sentence shall be adjusted at such time and in such manner as is provided in Treasury Regulations. The determination year shall be the Plan Year for which testing is being performed, and the “look-back year” shall be the immediately preceding twelve-month period. For purposes of this Section, a “5% owner” is any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer.

In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Company constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees.  Additionally, all Affiliated Companies shall be taken into account as a single Company and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Company.  The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Company’s retirement plans.  Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the “determination year.”

1.30.        “Highly Compensated Former Employee” means a former Employee who had a separation year prior to the “determination year” and was a Highly Compensated Employee in the year of separation from service or in any “determination year” after attaining age 55.  For purposes of this Section, “determination year” shall be determined in accordance with Section 1.29.  Highly Compensated Former Employees shall be treated as Highly Compensated Employees.  The method set forth in this Section for determining who is a “Highly Compensated Former Employee” shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

1.31.        “Highly Compensated Participant” means any Highly Compensated Employee who is eligible to participate in the Plan.

1.32.        “Hour of Service” means each hour during an applicable computation period for which an Employee is directly or indirectly paid or entitled to payment by the Company or an

Affiliated Company for the performance of duties or for reasons other than the performance of duties, including but not limited to, any Leave of Absence with pay.  Such Hours of Service shall be credited to the Employee for the computation period in which such duties were performed or in which occurred the period during which no duties were performed.  An Hour of Service also includes each hour, not credited above, for which backpay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or an Affiliated Company.  These Hours of Service shall be credited to the Employee for the computation period to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.  In determining an Employee’s total Hours of Service during a computation period, a fraction of an hour shall be deemed a full Hour of Service.  In the event a payroll period overlaps two computation periods, each Employee’s Hours of Service during the payroll period shall be counted in the computation period during which the Employee is actually paid for services performed during such payroll period.

An Employee who is compensated on a salaried basis shall be credited with 95 Hours of Service for each semi-monthly period if, under the foregoing provisions of this Section, such Employee would be credited with at least one (1) Hour of Service.

The number of Hours of Service to be credited to an Employee for any computation period shall be governed by Section 2530.200b-2(b) and (c) of the Labor Department Regulations relating to the Act.  Notwithstanding any provision of this Plan to the contrary, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

Hours of Service shall also be credited for all purposes under the Plan in accordance with the following:

(a)           Employees shall be credited with Hours of Service with any Company or any Affiliated Company after the time such Company became a Company or an Affiliated Company;

(b)           Employees shall be credited with an Hour of Service for each Hour of Service credited to them under the California Plan prior to January 1, 2000 if they were participants in the California Plan on such date; and

(c)           Employees shall be credited with Hours of Service with any corporation, partnership, joint venture, or other business entity, 25% or more of the interests of which are owned directly or indirectly by DST or any Affiliated Company, after the date such entity first became 25% or more owned directly or indirectly by DST or any Affiliated Company.

1.33.        “Income” means the income allocable to Excess Deferred Compensation for the taxable year of the Participant, which is determined by multiplying the Deferred Compensation for the taxable year by a fraction, the numerator of which is the Excess Deferred Compensation for the taxable year of the Participant, and the denominator of which is the Participant’s Account attributable to Deferred Compensation made for such taxable year of the Participant.

Income allocable to any distribution of Excess Deferred Compensation on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the Participant to the date on which the distribution is made.

1.34.                        “Leased Employee” means any person (other than a common law employee of the Company or Affiliated Company) who pursuant to an agreement between the Company or Affiliated Company and any other person (“leasing organization”) has performed services for the Company or Affiliated Company on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control by the Company or Affiliated Company.  Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Company or Affiliated Company shall be treated as provided by the Company or Affiliated Company.

1.35.                        “Leave of Absence” means any absence authorized by the Company or an Affiliated Company, whether it be for medical, military, emergency or any other purpose as determined in accordance with approved Company or Affiliated Company policies.

1.36.                        “Non-Highly Compensated Participant” means any Participant who is not a Highly Compensated Employee.

1.37.                        “Normal Retirement Age” means age 59½.  Normal Retirement Age means age 55 for purposes of Article VI of the Plan for a former participant in the ALPS Holdings, Inc. 401(k) Plan hired before January 1, 2009, whose account balance in the ALPS Holdings, Inc. 401(k) Plan was transferred to this Plan in connection with a plan-to-plan merger.

1.38.                        “Participant” shall mean an Eligible Employee who is and continues to be eligible to participate in this Plan under the terms of Article II hereof.  Solely for purposes of hardship and pre-retirement distributions under Sections 7.5, 7.6 and 7.7, “Participant” shall also include any Former Participant so long as he or she remains employed by the Company, an Affiliated Company or any corporation, partnership, joint venture, or other business entity, 25% or more of the interests of which are owned directly or indirectly by DST or any Affiliated Company.

1.39.                        “Plan” means the DST Systems, Inc. 401(k) Profit Sharing Plan as herein set forth, as may be amended from time to time.

1.40.                        “Plan Year” means the Plan’s accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31.

1.41.                        “Pre-Tax Elective Contributions” means a Participant’s Elective Contributions or Catch-Up Contributions that are excludable from the Participant’s gross income at the time deferred and are irrevocably designated as Pre-Tax Elective Contributions by the Participant in his or her deferral election.  A Participant’s Pre-Tax Elective Contributions will be separately accounted for, as will gains and losses attributable to those Pre-Tax Elective Contributions.

1.42.                        “Roth Elective Contributions” means a Participant’s Elective Contributions or Catch-Up Contributions that are includible in the Participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Contributions by the Participant in his or her deferral election in lieu of all or a portion of his or her Pre-Tax Elective Contributions.  A

Participant’s Roth Elective Contributions will be separately accounted for, as will gains and losses attributable to those Roth Elective Contributions.  Forfeitures may not be allocated to such account.  The Plan must maintain a record of the Participant’s investment in the contract (i.e., designated Roth Elective Contribution that have not been distributed).  Roth Elective Contributions are considered Elective Contributions for Plan purposes.  The Committee shall administer Roth Elective Contributions in accordance with applicable law and such law shall supersede any contrary provisions of the Plan.

1.43.                        “Termination of Employment” means an Employee ceasing to be actively employed by the Company or an Affiliated Company; provided, however, a “Termination of Employment” shall not include the Participant’s change of employment between the Company and an Affiliated Company or between Affiliated Companies, or a Leave of Absence unless and until the Participant fails to complete an Hour of Service immediately after the expiration of such Leave of Absence.  In addition, “Termination of Employment” shall not include a Participant’s change of employment between the Company and any other corporation, partnership, joint venture, or other business entity, 25% or more of the interests of which are owned directly or indirectly by DST or any Affiliated Company; provided, however, that this rule shall not apply: (a) with respect to Participants who are employed by DST lock\line, Inc. (or its subsidiary) and who incur a severance from employment under the Plan on account of the Company’s execution of an Agreement and Plan of Merger, by and among the Company, DST lock\line, Inc., Asurion Corporation, and Cardinal Corporation; or (b) with respect to amounts transferred to this Plan from another qualified trust described in Code Section 401(a).

1.44.                        “Top Heavy Plan,” “Top Heavy Plan Year,” “Super Top Heavy Plan” and certain other definitions relating to top heavy plans as defined in Section 416 of the Code are contained in Article XI hereof.

1.45.                        “Trust” shall mean either or both of (a) the separate trust fund created under Article X of this Plan (“Separate Trust”) and (b) the Separate Plan Account (as defined in the Master Trust) for this Plan under the DST Systems, Inc. Master Trust created by the Master Trust Agreement between DST Systems, Inc. and Marshall & Ilsley Trust Company N.A., as Trustee of the Master Trust effective as of December 31, 2003 (the “Master Trust”), and any amendments thereto or successor or supplemental agreements.

1.46.                        “Trust Fund” means all property of every kind held or acquired by the Trustee of the Separate Trust under this Agreement or by the Trustee of the Master Trust under the Master Trust, other than incidental benefit insurance contracts.  This Plan, together with the Master Trust, creates two Separate Trusts for purposes of the Plan, each of which applies to all Companies participating under the Plan.  The Trustee may combine the respective Separate Trusts created under the Plans of all Companies participating under this Plan into one (1) Trust Fund or one (1) Separate Trust.  However, the Trustee shall maintain separate records of account in order to properly reflect each Participant’s Account under the Plan(s) in which he or she is a Participant.

1.47.                        “Trustee” with respect to the Separate Trust means Marshall & Ilsley Trust Company N.A., or any successor in office who in writing accepts the position of Trustee under this Plan and the Separate Trust; and, with respect to the Master Trust, means Marshall & Ilsley

Trust Company N.A., or any successor in office who in writing accepts the position of Trustee under the Master Trust.  Unless otherwise specified in this Plan, references to “Trustee” include either or both of the Trustee under the Separate Trust and the Trustee under the Master Trust.

1.48.                        “Valuation Date” means the date as of which the Trust Fund is valued and the Accounts maintained on behalf of each Participant or Beneficiary are adjusted as provided hereunder.  The Trust Fund shall be valued on the last day of each Plan Year and on such additional dates as the Committee shall deem appropriate.

1.49.                        “Year of Service” for eligibility purposes means an Eligibility Computation Period during which an Employee is credited with at least 1,000 Hours of Service.  “Year of Service” for all other Plan purposes is a Plan Year during which an Employee is credited with at least 1,000 Hours of Service.

In determining Years of Service, the following special rules apply:

(a)                                  For purposes of vesting under this Plan, Participants shall be credited with a Year of Service for each Year of Service credited to them under the California Plan prior to January 1, 2000 if they were participants in the California Plan as of such date.

(b)                                 For purposes of vesting under this Plan, Participants shall be credited with a Year of Service for each Year of Service credited to them under the United Micrographic Systems, Inc. Profit Sharing Plan.  In addition, a Participant who was employed by United Micrographic Systems, Inc. and who completed 1,000 Hours of Service during the calendar year 1989 and completed 1,000 Hours of Service during the period November 1, 1988 through October 31, 1989 shall be credited with two (2) Years of Service for vesting purposes.

(c)                                  For purposes of vesting under this Plan, Participants shall be credited with a Year of Service for each Year of Service after December 31, 1996 credited to them under the EquiServe LP 401(k) Retirement Plan.

(d)                                 For purposes of eligibility and vesting under the Plan, persons who were Employees of lock/line, LLC as of August 2, 2002 shall be credited with a Year of Service for each Year of Service credited to them under the Lockton Companies, Inc. 401(k) Plan from and after November 1, 1997.

(e)                                  For purposes of eligibility and vesting under the Plan, persons whose employment with Deutsche Bank was terminated in connection with an agreement between Deutsche Bank and the Company, provided such agreement is consummated, and who were immediately rehired by DST Systems, Inc. (or other member of its controlled group as provided in Code Section 414(b) or (c)) shall receive credit for prior service with Deutsche Bank.

(f)                                    For purposes of eligibility, vesting and allocation under the Plan, persons whose employment with Bremer Associates, Inc. was terminated on or about June 10, 2003 in connection with an agreement between Bremer Associates, Inc. and the Company, and who were immediately hired by DST Systems, Inc. (or other member of its controlled group as provided in Code Section 414(b) or (c)), shall receive credit for prior service with Bremer Associates, Inc.

(g)                                 For purposes of eligibility, vesting and allocation under the Plan, persons whose employment with State Street Corporation was terminated on or about February 21, 2003 in connection with an agreement between State Street Corporation and the Company, and who were immediately hired by DST Systems, Inc. (or other member of its controlled group as provided in Code Section 414(b) or (c)), shall receive credit for prior service with State Street Corporation.

(h)                                 For purposes of eligibility, vesting and allocation under the Plan, persons whose employment with Lioness Realty, Inc. was terminated on or about January 1, 2003 in connection with an agreement between Lioness Realty, Inc. and the Company, and who were immediately hired by DST Systems, Inc. (or other member of its controlled group as provided in Code Section 414(b) or (c)), shall receive credit for prior service with Lioness Realty, Inc.

(i)                                     For purposes of eligibility and vesting under the Plan, persons who were Employees of CSC Healthcare Inc. on April 29, 2005 and who continued to be employed by such entity following such date, shall receive credit for prior service with Computer Sciences Corporation (or other member of its controlled group as provided in Code Section 414(b) or (c)).  Any Employee referred to in the preceding sentence who is an Eligible Employee and who, with such service-crediting, is eligible to participate in the Plan shall become a Participant in this Plan on April 30, 2005.

(j)                                     For purposes of eligibility and vesting under the Plan, persons who were Employees of Amisys Synertech, Inc. (or any member of its controlled group as provided in Code Section 414(b) or (c)) on January 1, 2007 and who continue to be employed by such entity following such date, shall receive credit for prior service with Amisys Synertech, Inc. (or other member of its controlled group as provided in Code Section 414(b) or (c)).  Any Employee referred to in the preceding sentence who is an Eligible Employee and who, with such service-crediting, is eligible to participate in the Plan shall become a Participant in this Plan on the later of January 1, 2007 or the date Amisys Synertech, Inc. (and its subsidiaries) become participating employers herein.

(k)                                  Persons who were employees of Putnam Fiduciary Trust Company as of the date of the Master Agreement between the Company and Putnam Fiduciary Trust Company and who were identified in such Master Agreement as employees to be offered employment by the Company or any of its subsidiaries or related entities, shall receive credit for prior service with Putnam Fiduciary Trust Company (or other member of its controlled group as provided in Code Section 414(b) or (c)) for purposes of eligibility and vesting under the Plan upon their date of hire with the Company (or any member of its controlled group as provided in Code Section 414(b) or (c)).

(l)                                     Effective as of July 31, 2007, for purposes of eligibility, vesting and allocation under this Plan, persons who were Employees of TASS, LLC on the day immediately preceding DST’s purchase of all of the membership interests in TASS, LLC and who continue to be employed by such entity following such date, shall receive credit for prior service with TASS, LLC.  Any Employee referred to in the preceding sentence who is an Eligible Employee and who, with such service crediting, is eligible to participate in the Plan shall become a Participant in this Plan on the later of the Closing Date or the date TASS, LLC becomes a participating employer herein.

(m)                               Effective as of August 1, 2007, for purposes of eligibility, vesting and allocation under this Plan, persons who were Employees of Mosiki Development, Inc. on the date before the closing date of the purchase of substantially all of the assets of Mosiki Development, Inc. by DST International North America Limited and who were immediately rehired by DST International North America Limited (or other member of its controlled group as provided in Code Section 414(b) or (c)), shall receive credit for prior service with Mosiki Development, Inc. Any Employee referred to in the preceding sentence who is an Eligible Employee and who, with such service crediting, is eligible to participate in the Plan shall become a Participant in this Plan on the closing date.

(n)                                 Effective July 31, 2009, for purposes of eligibility, vesting and allocation under the Plan, those individuals who are “Transitioned Personnel” as defined in the Managed Services Outsourcing Agreement dated June 17, 2009 between Sprint/United Management Company and DST Output Central, LLC (the “Sprint Outsourcing Agreement”), shall receive credit for all “Sprint Net Credited Services” as that term is defined in the Outsourcing Agreement.

(o)                                 Effective as of January 1, 2010, for purposes of eligibility and vesting under this Plan, persons who participate in the Argus Health Systems, Inc. 401(k) Savings Plan shall receive credit for years of service under the Argus Health Systems, Inc. 401(k) Savings Plan, to the extent such service was accrued under that plan while Argus Health Systems, Inc. was not an Affiliated Employer.

(p)                                 For purposes of eligibility, vesting and allocation under the Plan, persons whose employment with Capital Fulfillment Group, Inc. (“CFG”) was terminated in connection with the Company’s (or other member of its controlled group as provided in Code Section 414(b) or (c)) acquisition of CFG’s assets and who were immediately rehired by the Company (or other member of its controlled group as provided in Code Section 414(b) or (c)) shall receive credit for prior service with CFG.

(q)                                 Effective as of April 29, 2011, for purposes of eligibility, vesting and allocation under this Plan, persons who were employees of Finix Business Strategies, LLC on the date before the closing date of the purchase of substantially all the assets of Finix Business Strategies, LLC by DST Systems, Inc. (or its subsidiary) and who were immediately rehired by DST Systems, Inc. (or other member of its controlled group as provided in Code Section 414(b) or (c)), shall receive credit for prior service with Finix Business Strategies, LLC.

(r)                                    Effective as of April 29, 2011, for purposes of eligibility, vesting and allocation under this Plan, persons who were employees of Finix Converge, LLC on the date before the closing date of the purchase of substantially all the assets of Finix

Converge, LLC by DST Systems, Inc. (or its subsidiary) and who were immediately rehired by DST Systems, Inc. (or other member of its controlled group as provided in Code Section 414(b) or (c)), shall receive credit for prior service with Finix Converge, LLC.

(s)                                  For purposes of eligibility and vesting under this Plan, Participants shall be credited with a Year of Service for each year of service credited to them under the Newkirk Products, Inc. 401(k) Profit Sharing Plan, to the extent that such service was accrued under that plan while Newkirk Products, Inc. and any participating employer under the Newkirk Products, Inc. 401(k) Profit Sharing Plan was not an Affiliated Employer.

(t)                                    For purposes of eligibility and vesting under this Plan, Participants shall be credited with a Year of Service for each year of service credited to them under the ALPS Holdings, Inc. 401(k) Plan, to the extent that such service was accrued under that plan while ALPS Holdings, Inc. and any participating employer under the ALPS Holdings, Inc. 401(k) Plan was not an Affiliated Employer.

ARTICLE II.
ELIGIBILITY AND PARTICIPATION

2.1.                            ELIGIBILITY

(a)                                  Each Eligible Employee who was a Participant in the Plan as of May 9, 2012 shall continue to be a participant hereunder from and after May 9, 2012, so long as such individual continues to be an Eligible Employee.

(b)                                 Each Eligible Employee who is not a Participant in the Plan as of May 9, 2012, other than an Eligible Employee referred to in the succeeding sentence, shall become a Participant in the Plan as of the first day of the calendar month next following his or her Date of Employment, but only if such Eligible Employee is employed as an Eligible Employee on the date the Eligible Employee would become a Participant as provided in this sentence. Each Eligible Employee who is classified by the Company as a temporary or seasonal employee, or who is classified by the Company as regularly scheduled to work less than thirty (30) Hours of Service per week, shall become a Participant in the Plan as of the first day of the calendar month next following his or her completion of one (1) Year of Service, but only if such Eligible Employee is employed as an Eligible Employee on the date the Eligible Employee would become a Participant as provided in this sentence.  The previous two sentences notwithstanding, an Employee of an Affiliated Company who has adopted this Plan in writing pursuant to Article XIII, shall become a Participant in the Plan on the later of the applicable date in the prior two sentences or the effective date of the Affiliated Company adopting this Plan.

(c)                                  If an Eligible Employee is not employed as an Eligible Employee on the date the Eligible Employee would otherwise become a Participant under Section 2.1(b) above, such Eligible Employee shall become a Participant upon the later of the date he or she resumes employment as an Eligible Employee or the date the Employee would otherwise have become a Participant under Section 2.1(b).  A Participant who incurs a Termination of Employment shall again become a Participant on the date of his or her reemployment as an Eligible Employee.

(d)                                 Notwithstanding anything herein to the contrary, no Employee of ALPS Holdings, Inc. or any of its subsidiaries shall be eligible to participate in the Profit Sharing Contribution portion of the Plan.

2.2.                            CHANGE IN EMPLOYMENT STATUS

(a)                                  In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Participant shall cease to be a Participant hereunder as of such date and shall thereafter be treated as a Former Participant.  No contribution shall be made by or on behalf of a Former Participant for the period the Former Participant is employed in an ineligible class of Employees.  The Former Participant shall continue to be credited with Years of Service for vesting purposes and the Former Participant’s interests in the Plan shall continue to share in earnings as provided in Section 4.2 until such time as the Former Participant is entitled to a distribution hereunder.

(b)                                 In the event an Employee’s classification with a Company changes so that the Employee becomes employed in a class of Eligible Employees, such Eligible Employee shall become a Participant in the Plan as of the later of: (1) the date the Employee’s employment classification changed to that of an Eligible Employee; or (2) if the Employee has not satisfied the service requirements of Section 2.1 as of the date the Employee’s classification changed to that of an Eligible Employee, then as of the date the Eligible Employee would otherwise become a Participant under Section 2.1.

2.3.                            TERMINATION OF ACTIVE PARTICIPATION

Active participation in the Plan shall terminate upon a Participant’s Termination of Employment or otherwise ceasing to be employed within a class of Eligible Employees.

ARTICLE III.
CONTRIBUTION AND ALLOCATION

3.1.                            FORMULA FOR DETERMINING COMPANY CONTRIBUTIONS

(a)                                                                                  For each Plan Year, the Company shall contribute to the Plan the total Deferred Compensation of all Participants made pursuant to salary deferral elections under Section 3.3(a), which amount shall be deemed an Elective Contribution.

(1)                                  For each Plan Year, the Company shall contribute to the Plan the total elective contributions of all Participants made pursuant to salary deferral elections under Section 3.4, which amount shall be deemed a Catch-Up Contribution.

(2)                                  For each Plan Year, the Company shall contribute on behalf of each Participant eligible under Section 4.1(a)(3) a contribution equal to 100% of each such Participant’s Deferred Compensation for each pay period, which amount shall be deemed a Matching Contribution; provided, however, in applying the percentage above, only salary reductions up to 3% of Compensation for any such pay period shall be considered.

(3)                                  For each Plan Year, DST or its delegate shall determine in its sole discretion the amount, if any, of the Company’s non-elective contribution, which amount shall be deemed a Profit Sharing Contribution.  Such determination shall be binding upon each Company.  The Profit Sharing Contribution shall be in an amount equal to the same percentage of all Participants’ Compensation eligible to share in an allocation for the Plan Year under Section 4.1(a)(4).  Notwithstanding anything herein to the contrary, this Section 3.1(a)(4) will not apply to ALPS Holdings, Inc. and any of its subsidiaries, and Participants employed by ALPS Holdings, Inc. and any of its subsidiaries will not be eligible to share in any Profit Sharing Contribution allocation under the Plan.

(4)                                  For each Plan Year, DST or its delegate shall determine in its sole discretion the amount, if any, of the Company’s Qualified Non-Elective Contribution to be made on behalf of each eligible Non-Highly Compensated Participant pursuant to Section 5.2(b) and/or Section 5.4(b).  The Qualified Non-Elective Contribution shall be in an amount equal to the same percentage of all Non-Highly Compensated Participants’ Compensation eligible to share in an allocation for the Plan Year under Section 4.1(a)(5).

(b)                                 Notwithstanding anything herein to the contrary, the Company’s contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Company under the provisions of Code Section 404; provided, however, to the extent necessary to provide the top heavy minimum allocation under Section 11.3, the Company shall make a contribution even if it exceeds the amount which is deductible under Code Section 404.

(c)                                  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

3.2.                            TIME OF PAYMENT OF COMPANY’S CONTRIBUTION

The Company shall generally pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Company’s federal income tax return for the Fiscal Year.

3.3.                            PARTICIPANT’S SALARY DEFERRAL ELECTION

(a)                                  Each Participant may elect to defer, in whole percentages, from one percent (1%) to twenty-five percent (25%) of his or her Compensation which would have been received, but for the deferral election.  Notwithstanding the preceding sentence, the

Committee in its discretion may establish a lower percent of Compensation which may be deferred by Highly Compensated Participants.  The limitations on the percentages of Compensation which may be deferred shall apply on a per payroll, paycheck or payment basis, as the case may be, and not on a cumulative Plan Year basis.  A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant made such election.  The amount by which Compensation is reduced shall be that Participant’s Deferred Compensation and be treated as a Company Elective Contribution and allocated to that Participant’s Elective Contribution Account.

(b)                                 A Participant shall be fully vested at all times in the balance from time to time in his or her Elective Contribution Account.

(c)                                  Reserved.

(d)                                 A Participant’s Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Company maintaining this Plan or its Affiliated Company shall not exceed, during any taxable year of the Participant, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year.  This dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Treasury Regulations.  If such dollar limitation is exceeded, a Participant will be deemed to have notified the Committee of such excess amount which shall be distributed in a manner consistent with Section 3.3(f).

(e)                                  In the event a Participant has received a hardship distribution from his or her Account pursuant to Section 7.5 or pursuant to Treasury Regulation Section 1.401(k)- 1(d)(2)(iv)(B) from any other plan maintained by the Company or an Affiliated Company, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his or her behalf or to make contributions to any other qualified or nonqualified plan, including stock option and stock purchase plans, maintained by the Company or an Affiliated Company, for a period of six (6) months following the receipt of the distribution.

(f)                                    If a Participant’s Deferred Compensation under this Plan together with any elective deferrals (as defined in Treasury Regulation Section 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457, or a trust described in Code Section 501(c)(18), cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Treasury Regulations) for such Participant’s taxable year, the Participant may, not later than March 1 following the close of his or her taxable year, notify the Committee in writing of such excess and request that his or her Deferred Compensation under this Plan be reduced by an amount specified by the Participant.  The Committee may implement an ordering rule procedure for the distribution of the excess, specifying whether Pre-Tax Elective Contributions or Roth Elective Contributions shall be distributed first, to the extent such type of Elective Contributions was made for the year.  Such procedures may permit the Participant to designate which type of Elective Contribution shall be distributed first.  In such event, the Committee may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant’s taxable year.  Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income.  The amount distributed shall not exceed the Participant’s Deferred Compensation under the Plan for the taxable year.  Any distribution on or before the last day of the Participant’s taxable year must satisfy each of the following conditions:

(1)                                  The Participant shall designate the distribution as Excess Deferred Compensation;

(2)                                  The distribution must be made after the date on which the Plan received the Excess Deferred Compensation; and

(3)                                  The Plan must designate the distribution as a distribution of Excess Deferred Compensation.

(g)                                 Notwithstanding Section 3.3(f) above, a Participant’s Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 5.2(a) for the Plan Year beginning with or within the taxable year of the Participant.

(h)                                 The Company and the Committee shall implement the salary deferral elections provided for herein in accordance with the following:

(1)                                  A Participant may commence making elective deferrals to the Plan only after first satisfying the eligibility and participation requirements specified in Article II.  A Participant may elect to commence making elective deferrals by making an election in the form and manner prescribed by the Committee.  Such election shall initially be effective as soon as administratively practicable following the date such election is received by the Committee or its delegate, shall not have retroactive effect and shall remain in force until revoked as provided herein.

(2)                                  A Participant may modify a prior election at any time and concurrently make a new election in the form and manner prescribed by the Committee.  Any such modification and new election will be effective as soon as administratively practicable following the date such modification and new election are received by the Committee or its delegate.  Any modification or new election shall not have retroactive effect and shall remain in force until revoked or modified as provided herein.

(3)                                  A Participant may elect to prospectively revoke his or her deferral election in the form and manner prescribed by the Committee.  Such revocation shall become effective as soon as administratively practicable following the date such revocation is received by the Committee or its delegate.  Furthermore, a Participant’s cessation of Plan participation shall be deemed to revoke any deferral election then in effect, effective following the close of the pay period within which such cessation occurs.

(4)           The Committee or its delegate may establish appropriate procedures to allow Participants to designate all or any portion of their Elective Contributions as Roth Elective Contributions instead of Pre-Tax Elective Contributions.  In the event a Participant fails to make an affirmative designation as to whether his or her Elective Contributions shall be Roth Elective Contributions or Pre-Tax Elective Contributions, such Contributions shall be Pre-Tax Elective Contributions.

3.4.         CATCH-UP CONTRIBUTIONS

Each Catch-Up Eligible Participant (as defined below) for a calendar year may elect to have Catch-Up Contributions made on his or her behalf for the calendar year as provided in (c) below.  A Participant is a “Catch-Up Eligible Participant” for a calendar year if he or she has Compensation in such calendar year and will have attained age 50 on or before the last day of such calendar year.  The amount of Catch-Up Contributions that may be made on behalf of a Catch-Up Eligible Participant for any calendar year shall not exceed the maximum amount set forth in Section 3.4(a).  A Catch-Up Eligible Participant may elect to make Catch-Up Contributions at any time during the calendar year.  Nevertheless, the amount treated as Catch- Up Contributions for any calendar year shall be determined as of the last day of the calendar year after applying the adjustments set forth in Section 3.4(b).

(a)           In no event shall the sum of the Participant’s Catch-Up Contributions under this Plan (and his or her catch-up contributions described in Section 414(v) of the Code made under any related plan) for a calendar year exceed the lesser of:

(1)           The applicable dollar limit imposed under Code Section 414(v)(2)(B) for the calendar year, as adjusted for cost of living increases in accordance with regulations or rulings prescribed by the Secretary of the Treasury or his or her delegate pursuant to the provisions of Code Section 414(v)(2)(C); or

(2)           The Catch-Up Eligible Participant’s 415 Compensation for such calendar year, reduced by the amount of Elective Contributions made on behalf of the Participant under this Plan (and under any related plan) for such calendar year.

(b)           The amount of a Catch-Up Eligible Participant’s Catch-Up Contributions for a calendar year shall not be determinable until the last day of the calendar year.  An amount contributed under this Section 3.4 shall be treated as a Catch-Up Contribution only if the Participant’s Elective Contributions for the calendar year exceed: (i) the Plan limit described in Section 3.3(a) (the “Plan Limit”), (ii) the maximum Deferred Compensation amount described in Section 3.3(d) or the limitations described under Section 5.5 (collectively the “Statutory Limits”), or (iii) the nondiscrimination limits described in Section 5.1 (the “Nondiscrimination Limits”).  Accordingly, as of the last day of the calendar year, the amount of a Catch-Up Eligible Participant’s Catch-Up Contributions and Elective Contributions for the calendar year shall be adjusted as follows.

(1)           As of the last day of the calendar year, and before application of the Statutory Limits and the Nondiscrimination Limits, all or a portion of a Participant’s Catch-Up Contributions made during such year shall be recharacterized as Elective Contributions to the extent that such recharacterization does not cause the Participant’s Elective Contributions for the year to exceed the maximum amount the Participant could have elected for such year under Section 3.3(a) had the Participant elected the maximum percentage of Compensation permitted under Section 3.3(a) at all times during such year.

(2)           If, after application of (1) above, a Catch-Up Eligible Participant’s Elective Contributions for a calendar year exceed the Statutory Limits for the year, the Elective Contributions in excess of such Statutory Limits shall be recharacterized as Catch-Up Contributions for such year but only to the extent that the amount of Catch-Up Contributions for such year after application of this paragraph (2) does not exceed the maximum amount of Catch-Up Contributions permitted under Section 3.4(a).

(3)           If, after application of (1) and (2) above, the Elective Contributions made on behalf of any Catch-Up Eligible Participants who is a Highly Compensated Employee for a Plan Year are reduced pursuant to the Nondiscrimination Limits, the Elective Contributions so reduced shall be recharacterized as Catch-Up Contributions for such year but only to the extent that the amount of Catch-Up Contributions after application of this paragraph (3) does not exceed the maximum amount of Catch-Up Contributions permitted under Section 3.4(a).

(c)           The Committee or its designee may specify rules from time to time governing Catch-Up Contributions, including, but not limited to, rules regarding the timing, method, and implementation dates of Catch-Up Contribution elections, the designation or allocation of Catch-Up Contributions as Pre-Tax Elective Contributions or Roth Elective Contributions, and the return or recharacterization of Catch-Up Contributions.  Such rules shall be in compliance with any applicable guidance issued by the Secretary of the Treasury.

3.5.         ROLLOVER CONTRIBUTIONS

(a)           Rollover transfers of assets to the Plan may be made on the following terms and conditions:

(1)           With the consent of the Committee or its designee, amounts may be transferred from other eligible plans by any Participant, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax-exempt status of the Plan or Trust or create adverse tax consequences for the Company.  Except as provided in Sections 3.5(a)(3) and 3.5(i), in no event shall the Plan accept a rollover transfer of after-tax employee contributions.  The amounts transferred under this Section shall be held in the Participant’s Rollover Contribution Account.

(2)           For purposes of this Section, the term “eligible plan” shall mean any tax qualified plan under Code Section 401(a) or 403(a), any annuity contract described in Code Section 403(b), and any eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.  The term “amounts transferred from other eligible plans” shall mean: (i) distributions from another eligible plan which are eligible rollover distributions and which are either transferred by the Participant to this Plan within sixty (60) days following the Participant’s receipt thereof or are transferred pursuant to a direct rollover; (ii) amounts transferred to this Plan from an individual retirement account; and (iii) amounts distributed to the Participant from an individual retirement account and transferred by the Participant to this Plan within sixty (60) days of his or her receipt thereof from such individual retirement account.

(3)           Notwithstanding anything herein to the contrary, with the consent of the Committee or its designee, the Plan will accept a rollover contribution to a Participant’s Roth Elective Contribution subaccount of his or her Elective Contribution Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(b)           Prior to accepting any transfers to which this Section applies, the Committee or its designee may require the Participant to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Participant to provide an opinion of counsel satisfactory to the Committee or its designee that the amounts to be transferred meet the requirements of this Section.  In addition, the Committee may require the Participant to provide a written statement from the plan administrator or distributing plan that the distributing plan has received a favorable determination letter from the IRS.

(c)           The Trustee may receive and hold in a Participant’s Rollover Contribution Account such Participant’s interest under another profit sharing plan and trust, respectively, qualified under Section 401(a) and exempt from tax under Section 501(a) of the Code, respectively, in which the Participant formerly participated if such account is transferred by the trustee of such other plan to the Trustee of this Plan to be held hereunder.  This Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under Code Section 401(a)(11) and the regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a joint and survivor life annuity form of payment to the Participant.  Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any “Section 411(d)(6) protected benefit.”

(d)           The Trustee shall invest assets in a Participant’s Rollover Contribution Account as provided in Section 4.2.

(e)           Each Rollover Contribution Account shall be fully vested at all times in the Participant for whose benefit it is created.

(f)            A Participant’s Rollover Contribution Account shall be distributed in the same manner as provided in this Plan for a distribution of a Participant’s Account.

(g)           In connection with the sale by the Company of substantially all of the outstanding stock of EquiServe, Inc., the Plan shall accept rollover transfers of assets, including outstanding participant loans, from the EquiServe, Inc. 401(k) Retirement Plan, but only with respect to distributees of such plan who are active employees of the Company (or an Affiliated Employer) and active Participants in this Plan, as of the date of such transfer.

(h)           In connection with the purchase by West Side Investments, Inc. from Computer Sciences Corporation of all of the outstanding stock of CSC Healthcare Inc., the Plan shall accept rollover transfers of assets, including outstanding participant loans, from the Computer Sciences Corporation Matched Asset Plan, but only with respect to distributees of such plan who are active employees of the Company (or an Affiliated Employer) and active Participants in this Plan, as of the date of such transfer; provided, however, that the Plan shall not accept any rollover transfers of employer stock from such plan or any rollover transfers of assets from the Computer Sciences Corporation Employee Pension Plan.

(i)            In connection with the acquisition of Amisys Synertech, Inc. (and its subsidiaries) by DST Health Solutions, Inc. from Whitney V, L.P., the Plan shall accept rollover transfers of assets (other than after-tax employee contributions), including outstanding participant loans, from the Amisys Synertech, Inc. Retirement Savings Plan, but only with respect to distributes of such plan who are active employees of the Company (or an Affiliated Employer), as of the date of such transfer. Notwithstanding the preceding, in the event any such distributee elects a direct rollover of his or her entire account balance in such plan, which account balance includes an outstanding participant loan wholly or partly made from after-tax employee contributions, the Plan shall also accept such direct rollover of such account balance, including the outstanding participant loan and any additional after-tax employee contributions in such distributee’s account. After-tax employee contributions directly rolled over to the Plan pursuant to the preceding sentence shall be separately accounted for by the Committee.

(j)            In connection with the Master Agreement between the Company and Putnam Fiduciary Trust Company, the Plan shall accept rollover transfers of assets (other than after-tax contributions), including outstanding participant loans, from the Putnam

Retirement Plan, but only with respect to distributees of such plan who are active employees of the Company (or an Affiliated Employer) as of the date of such transfer and who are identified in Section 1.49(k).

(k)           In connection with the Sprint Outsourcing Agreement (as defined in Section 1.49(n) of the Plan), the Plan shall accept rollover transfers of assets (other than after-tax contributions and outstanding participant loans), from the Sprint Nextel 401(k) Plan, but only with respect to distributees of such plan who are “Transitioned Personnel”, as defined in the Sprint Outsourcing Agreement.

(l)            In connection with the Company’s acquisition of certain assets from the Capital Fulfillment Group, Inc., the Plan shall accept rollover transfers of assets (including outstanding participant loans) from the Capital Fulfillment Group, Inc. 401(k) Plan, but only with respect to distributes of such plan who are active employees of the Company (or an Affiliated Employer) as of the date of such transfer.

(m)          In connection with the Company’s acquisition of certain assets of Finix Business Strategies, LLC, the Plan shall accept rollover transfers of assets (including outstanding participant loans) from the Finix Business Strategies, LLC 401(k) Plan, but only with respect to distributees of such plan who are active employees of the Company (or an Affiliated Employer) as of the date of such transfer.

3.6.         SAFE HARBOR CONTRIBUTIONS

The Plan does not provide for any safe harbor contributions.  Any amounts in the Safe Harbor Contribution Account are the result of transfers to the Plan from another qualified trust under Code Section 401(a).

3.7.         DEDUCTIBLE EMPLOYEE CONTRIBUTIONS

The Plan will not accept deductible employee contributions (“DEC”) which are made for a taxable year beginning after December 31, 1986.  Contributions made prior to that date will be maintained in a separate DEC Account which will be nonforfetiable at all times.  The DEC Account will share in the gains and losses under the Plan in the same manner as described in Section 4.3.  No part of the DEC Account will be used to purchase life insurance.  The DEC Account will be disregarded for purposes of determining the Top-Heavy Ratio under Section 11.2.  The DEC Account is distributable in accordance with Section 7.7(b).

ARTICLE IV.
ACCOUNTS AND ALLOCATIONS

4.1.         ALLOCATIONS OF COMPANY CONTRIBUTIONS

(a)           The Committee shall allocate contributions and Forfeitures for a Plan Year to a Participant’s Account in the following manner:

(1)           The Elective Contribution made pursuant to Section 3.1(a)(1) shall be allocated and credited as of the Valuation Date such contribution is received by the Trustee to each Participant’s Elective Contribution Account.

(2)           The Catch-Up Contribution made pursuant to Section 3.1(a)(2) shall be allocated and credited as of the Valuation Date such contribution is received by the Trustee to each Participant’s Catch-Up Contribution Account.

(3)           The Matching Contribution made pursuant to Section 3.1(a)(3) shall be allocated and credited as of the Valuation Date such contribution is received by the Trustee to each Participant’s Matching Contribution Account in accordance with Section 3.1(a)(3).

(4)           The Profit Sharing Contribution made pursuant to Section 3.1(a)(4) shall be allocated as of the last day of the Plan Year for which it is made to each Participant’s Profit Sharing Contribution Account in accordance with Section 3.1(a)(4); provided, however, that only those Participants (A) who have not incurred a Termination of Employment prior to the last day of the Plan Year or, if applicable, the last business day of the Plan Year, and (B) who are credited with a Year of Service during the Plan Year for which allocations are to be made, shall be eligible to share in this contribution and allocation.  Notwithstanding the preceding, if the Participant’s Termination of Employment is on account of his or her death, Disability or after attainment of Normal Retirement Age, the requirements of (A) and (B) above shall not apply.  A Profit Sharing Contribution shall be credited to a Participant’s Profit Sharing Contribution Account on the Valuation Date such contribution is received by the Trustee.

(5)           The Company’s Qualified Non-Elective Contribution made pursuant to Section 3.1(a)(5) shall be allocated as of the last day of the Plan Year for which it is made in accordance with Section 3.1(a)(5); provided, however, that only those Participants (A) who have not incurred a Termination of Employment prior to the last day of the Plan Year or, if applicable, the last business day of the Plan Year, and (B) who are credited with a Year of Service during the Plan Year for which allocations are to be made, shall be eligible to share in this contribution and allocation.  Notwithstanding the preceding, if the Participant’s Termination of Employment is on account of his or her death, Disability or after attainment of Normal Retirement Age, the requirements of (A) and (B) above shall not apply.  A Qualified Non-Elective Contribution shall be credited to a Participant’s Qualified Non-Elective Contribution Account on the Valuation Date such contribution is received by the Trustee.

(6)           Any Forfeitures remaining in the Forfeiture Suspense Account as of the last day of the Plan Year (after application of Sections 4.1(c), 6.4(a), 7.13 and 9.9), shall be added to the Company’s Profit Sharing Contribution and allocated as provided in Section 4.1(a)(4) above for such Plan Year.

(b)           The Committee shall account separately for each Company’s contributions under the Plan.  The Committee will allocate each Company’s contributions to the Accounts of those Participants employed by the Company and to the Accounts of any Participants employed by any Affiliated Company of such Company.  A Forfeiture shall be allocated only to the Accounts of Participants employed by the Company that actually employed the Participant to whose Account the Forfeiture is attributable and to the Accounts of Participants employed by any Affiliated Company of such Company.

(c)           If, for any Plan Year, any Eligible Employee who should have been included in the allocation of Matching Contributions, Profit Sharing Contributions or Qualified Non- Elective Contributions under Paragraph 4.1(a) is erroneously omitted and discovery is not made until after the such contributions for the Plan Year have been allocated, Forfeitures for the Plan Year in which discovery is made shall be debited from the Forfeiture Suspense Account and allocated to, or if such Forfeitures are insufficient, an additional Matching Contribution, Profit Sharing Contribution or Qualified Non-Elective Contribution shall be made on behalf of, the Participant in an amount equal to the Matching Contribution, Profit Sharing Contribution or Qualified Non-Elective Contribution, as applicable, which would have been allocated under Paragraph 4.1(a) had the Eligible Employee not been omitted, plus or minus earnings or losses which would have been allocated thereon if the Matching Contribution, Profit Sharing Contribution, or Qualified Non-Elective Contribution had been allocated as provided in Paragraph 4.1(a).  For this purpose, earnings or losses with respect to Profit Sharing Contributions shall be determined pursuant to Section 4.2(b) and earnings or losses with respect to Matching Contributions and Qualified Non-Elective Contributions shall be determined based on the Participant’s investment directions in effect during the relevant time period or, if none, as if the Participant made no affirmative investment election with respect to such contributions.

(d)           If, for any Plan Year, any person who should not have been allocated Matching Contributions, Profit Sharing Contributions or Qualified Non-Elective Contributions under Section 4.1(a) is erroneously included in such allocation and discovery thereof is not made until after such allocation is made, such erroneously allocated contributions, plus or minus earnings or losses thereon, shall immediately upon discovery become a Forfeiture.  Such Forfeiture shall be debited from the Participant’s Account and credited to the Forfeiture Suspense Account.  In the event any ineligible person is erroneously permitted to make Elective Contributions and Catch-Up Contributions, such contributions, plus or minus earnings or losses thereon, shall be distributed to such ineligible person as soon as administratively feasible following discovery.

4.2.         INVESTMENT OF ACCOUNTS

(a)           A Participant or Former Participant may direct the Trustee, in the form and manner prescribed by the Committee, to invest any portion of his or her Elective Contribution Account, Catch-Up Contribution Account, Matching Contribution Account, Rollover Contribution Account, Transferred Contribution Account, Newkirk After-Tax Contribution Account, Newkirk Employer Contribution Account, Safe Harbor

Contribution Account, Qualified Non-Elective Contribution Account, DEC Account and ALPS Matching Contribution Account in specific assets or other available investment options as determined under Section 4.2(c) below.  That portion of such Accounts of any Participant or Former Participant so directing shall thereupon be considered a directed investment account and shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value attributable to such accounts as provided in Section 4.3 and shall be charged or credited with its allocable share of the general expenses of the Trust Fund as provided in Section 4.3.  Any direct costs and expenses related to compliance with the Participant’s or Former Participant’s directions shall be charged or debited against the individual’s directed investment account.  Notwithstanding the preceding, a Participant may make a one-time election to have his or her rollover contribution made pursuant to Section 3.5, to the extent attributable to Designated ESOP Funds, invested by the Trustee as provided in Section 4.2(e), instead of pursuant to his or her own directions as provided in this Section 4.2(a).  For purposes of this Section 4.2(a), “Designated ESOP Funds” shall mean funds distributed to the Participant from the Employee Stock Ownership Plan and Trust Agreement of DST Systems, Inc. (the “ESOP”) as a pre-retirement distribution pursuant to Section 6.03(B) of the ESOP, but only to the extent the Participant’s ESOP account is invested in “diversified investments” at the time of such distribution.  Any such election must be made on or before the date such rollover contribution is deposited into this Plan and cannot be revoked or otherwise amended after the date such rollover contribution is deposited into the Trust.

(b)           The Profit Sharing Contribution Account, PSP Rollover Contribution Account, After-Tax Contribution Account, Transferred 401(k) Salary Deferral Contributions Account, and Transferred Employer Contribution Account of a Participant or Former Participant shall be invested by the Trustee as directed by the Committee.

(c)           The Committee shall have the sole discretion to determine the different investment fund choices to be made available to Participants and Former Participants; provided, however, that Participants and Former Participants shall have the option to direct the investment of their Accounts identified in Section 4.2(a) in Company Stock.

(d)           The Committee shall from time to time establish rules and procedures which it determines necessary or appropriate for the proper administration of the investment options available to Participants and Former Participants.  Neither the Committee, the Trustee nor any other persons including the Administrator or otherwise shall be under any duty to question any such direction of the Participant or Former Participant or to make any suggestions to the Participant or Former Participant in connection therewith, and the Trustee shall comply as promptly as practicable with directions given by the Participant or Former Participant hereunder.  Any such direction may be of a continuing nature or otherwise and may be revoked by the Participant or Former Participant at any time in such form and manner prescribed by the Committee.

(e)           Any assets held in the Trust Fund, including the Forfeiture Suspense Account, the investment of which is not directed by a Participant pursuant to Section 4.2(a), shall be invested by the Trustee as directed by the Committee.

(f)            The Committee shall have the right to appoint an Investment Manager for all or any part of the assets of the Trust Fund as the Committee shall designate, provided that any firm so appointed shall be and shall continue to be qualified to act as such in accordance with the Act.  The Committee may remove any Investment Manager at any time and need not specify any cause for such removal.

(g)           The Committee has appointed Ruane, Cunniff & Co., Inc. to serve as Investment Manager.  That firm, so long as it shall serve as Investment Manager, and any other firm which shall hereafter be appointed and serving as Investment Manager, shall have and exercise, with respect to the assets under its management, the entire investment power otherwise given to the Trustee with respect to the Trust Fund.  It shall exercise such power by giving orders and directing the acquisition and disposition of particular assets for, or by, the Trust Fund.  So long as Ruane, Cunniff & Co., Inc. is acting as Investment Manager, it may, by itself or through an affiliate, execute any of such orders as broker and agent, but it shall not, by itself or through an affiliate, sell any securities to or purchase any securities from the Trust Fund.  The Investment Manager shall promptly advise the Trustee, in writing, of every such transaction, as ordered.

(h)           When and so long as an Investment Manager appointed by the Committee is serving, the Trustee in respect of the funds under management shall have no other duty except to conform promptly with the written instructions of the Investment Manager, including any directions as to the retention of cash or the purchase or sale of short-term cash equivalent assets, and to make settlement of all such transactions as the Investment Manager shall have ordered.

(i)            The Trustee may assume that the appointment of any Investment Manager is continuing unless and until the Committee shall advise the Trustee, in writing, that it has removed the Manager or that the Manager’s appointment has otherwise terminated.

4.3.         ADJUSTMENT OF ACCOUNTS

As of each Valuation Date, the value of a Participant’s Accounts shall be equal to:

(a)           the value of each such Account as of the preceding Valuation Date;

(b)           plus or minus any increase or decrease since the preceding Valuation Date in the net worth of the investments or assets held or allocated to a Participant’s Account;

(c)           plus or minus contributions to or distributions from each such Account since the preceding Valuation Date; and

(d)           minus the portion of Plan expenses allocable to such Participant’s Account, which share shall be determined by the Committee and may be based on the value of the Participant’s Account, on a per capita basis or on any other reasonable and consistent basis, including expenses specific to a Participant’s Account, such as direct investment, legal, account maintenance, processing and check issuance fees.

4.4.         VALUATION OF TRUST ASSETS

The Committee shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date.  In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Company or the Trust Fund.

4.5.         REPORTS TO PARTICIPANTS

Each Participant shall be furnished annually, or on a more frequent basis as determined by the Committee, a written statement setting forth the fair market value of his or her Account as of the end of the Plan Year, together with a statement of the amounts contributed by the Company and of the earnings or losses credited thereon.

4.6.         PARTICIPANT VOTING RIGHTS - COMPANY STOCK

Each Participant (or the Beneficiary thereof) acting as a named fiduciary shall have the right, with respect to Company Stock to direct the Trustee as to the manner in which (a) to vote any stock allocated to the Participant’s Account as of the applicable record date of any shareholder meeting in any matter put to a shareholder vote; and (b) to respond to a tender offer, exchange offer or any other offer to purchase Company Stock allocated to the Participant’s Account.

Before any meeting in which a shareholder vote is to be taken, DST will deliver to the Trustee or its designee such quantities of proxy soliciting materials as are necessary to solicit voting instructions from the Participants.  The Trustee or its designee will mail the proxy solicitation materials (and any additional material made available to other shareholders or otherwise deemed appropriate by the Trustee) to the Participants within a reasonable time before the meeting.  A reasonable deadline for the return of such materials may be specified.

Shares will be voted as instructed by the Participants on each matter brought before the meeting.  Such participants are appointed as named fiduciaries to direct the Trustee as to the voting of shares allocated to the accounts of Participants who have not timely instructed the Trustee how to vote them and any unallocated shares.  Such shares will be voted in the same proportions as the shares for which the Trustee has received timely instructions.  The Trustee may submit to DST one summary proxy for the aggregate number of shares.

With regard to any tender offer, exchange offer or any other offer to purchase Company Stock, the Trustee or its designee will solicit such instructions from Participants by distributing to each Participant such information as is distributed to shareholders of DST generally in connection with any such offer, and any additional information the Trustee deems appropriate in order for each Participant to give instructions.  A reasonable deadline for the return of such materials may be specified.

Shares will, in response to a tender offer, exchange offer or other offer to purchase, be tendered, exchanged or sold as instructed by the Participants.  Fractional shares will be aggregated for purposes of tendering, exchanging or selling shares, to the extent possible, to reflect the instructions of the Participants.  Such participants are appointed as named fiduciaries to direct the Trustee as to the tender, exchange or sale of shares allocated to an account of a Participant who has not timely instructed the Trustee how to respond to such offer and any unallocated shares.  Such shares will be tendered, exchanged or sold in the same proportion as shares for which the Trustee has received timely instructions.

For purposes of receiving, tabulating and transmitting instructions, the Trustee will establish a procedure to insure that instructions received from individual Participants regarding voting or responding to a tender offer, exchange offer, or any other offer are held in confidence, and are not divulged, released or otherwise utilized in a manner that, in the Trustee’s reasonable judgment, might influence the Participant’s free exercise of the rights set forth in this Section 4.6.

ARTICLE V.
LIMITATIONS ON CONTRIBUTIONS

5.1.         ACTUAL DEFERRAL PERCENTAGE TEST

(a)           Maximum Annual Allocation: For each Plan Year, the annual allocation derived from Elective Contributions to a Participant’s Account shall satisfy one of the following tests:

(1)           The “Actual Deferral Percentage” for the Highly Compensated Participant group for the Plan Year shall not be more than the “Actual Deferral Percentage” of the Non-Highly Compensated Participant group for the preceding Plan Year multiplied by 1.25; or

(2)           The excess of the “Actual Deferral Percentage” for the Highly Compensated Participant group over the “Actual Deferral Percentage” for the Non- Highly Compensated Participant group for the preceding Plan Year shall not be more than two percentage points.  Additionally, the “Actual Deferral Percentage” for the Highly Compensated Participant group shall not exceed the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the preceding Plan Year multiplied by 2.  The provisions of Code Section 401(k)(3) and Treasury Regulations Section 1.401(k)-1(b) are incorporated herein by reference.

(b)           For the purposes of this Section “Actual Deferral Percentage” means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Elective Contributions allocated to each Participant’s Elective Contribution Account for such Plan Year, to such Participant’s Compensation for such Plan Year.  The actual deferral ratio for each Participant and the “Actual Deferral Percentage” for each group shall be calculated to the nearest one-hundredth of one percent.  Elective Contributions allocated to each Non-Highly Compensated Participant’s Elective Contribution Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Company.  For purposes of determining a Participant’s Actual Deferral Percentage, Elective Contributions shall be taken into account for a Plan

Year only to the extent they relate to Compensation that would have been received by the Participant during the Plan Year (but for the deferral election) or to the extent they are attributable to services performed by the Participant during the Plan Year and would have been received by the Participant within 2 ½ months after the close of the Plan Year (but for the deferral election).

(c)           For the purposes of Sections 5.1(a) and 5.2, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 3.3, whether or not such deferral election was made or suspended pursuant to Section 3.3.

(d)           For the purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as one arrangement.  In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k).  In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k).  Plans may be aggregated under this paragraph (d) only if they have the same Plan Year.  Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k).

(e)           For the purposes of this Section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7)) of the Company or an Affiliated Company, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant.  If the cash or deferred arrangements have different Plan Years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

(f)            If the Company elects to apply the provisions of Code Section 410(b)(4)(B) in determining whether the Plan meets the requirements of Code Section 410(b), the Company, in determining whether the Plan satisfies the test set forth in Section 5.1(a), may exclude from consideration all Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A).

5.2.         ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TEST

In the event that the initial allocations of the Elective Contributions made pursuant to Section 4.1(a)(1) do not satisfy one of the tests set forth in Section 5.1(a), the Committee, at its sole discretion, shall adjust Excess Contributions pursuant to any or all of the options set forth below:

(a)           On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the highest Elective Contributions shall have Excess Contributions distributed to such Participant, until the dollar amount of his or her Elective Contributions equals the dollar amount of Elective Contributions of the Highly Compensated Participant having the second highest Elective Contributions.  This process shall continue until the entire Excess Contributions amount is distributed.  The amount of Excess Contributions is determined by reducing the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio until one of the tests set forth in Section 5.1(a) is satisfied or until his or her actual deferral ratio equals the actual deferral ratio of the Highly Compensated Employee having the second highest actual deferral ratio.  This process shall continue until one of the tests in Section 5.1(a) is satisfied.  The total amount of such reductions shall be the Excess Contributions.  However, in determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as defined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his or her taxable year ending with or within such Plan Year.  Any Matching Contributions related to Elective Contributions which are reduced as provided above shall be forfeited and allocated in accordance with Section 4.1(a)(6).

With respect to the distribution of Excess Contributions pursuant to the preceding paragraph above, such distribution:

(1)           May be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

(2)           Shall be made first from Deferred Compensation; provided that the Committee may implement an ordering rule procedure for the distribution of the Excess Contributions, specifying whether Pre-Tax Elective Contributions or Roth Elective Contributions shall be distributed first, to the extent such type of Elective Contributions was made for the year.  Such procedures may permit the Participant to designate which type of Elective Contribution shall be distributed first;

(3)           Shall be made from Qualified Non-Elective Contributions only to the extent that Excess Contributions exceed the balance in the Participant’s Elective Contribution Account attributable to Deferred Compensation; and

(4)           Shall be designated by the Committee as a distribution of Excess Contributions (and Income).

Any distribution of less than the entire amount of Excess Contribution shall be treated as a pro rata distribution of Excess Contributions.

(b)           Within twelve (12) months after the end of the Plan Year, the Company may make a Qualified Non-Elective Contribution pursuant to Section 3.1(a)(5) which shall be designated as an Elective Contribution to satisfy one of the tests set forth in Section 5.1(a).  Any Qualified Non-Elective Contribution shall comply with all applicable requirements contained in final regulations issued under Code Section 401(k).

(c)           If during a Plan Year the projected aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 5.1(a), cause the Plan to fail such tests, then the Committee may automatically reduce proportionately or in the order provided in Section 5.2(a) each affected Highly Compensated Participant’s deferral election made pursuant to Section 3.3 by an amount it determines necessary or appropriate to satisfy one of the tests set forth in Section 5.1(a).

5.3.         ACTUAL CONTRIBUTION PERCENTAGE TEST

(a)           Maximum Annual Allocation: For each Plan Year, the annual allocation derived from Matching Contributions to a Participant’s Account shall satisfy one of the following tests:

(1)           The “Actual Contribution Percentage” for the Highly Compensated Participant group for the Plan Year shall not be more than the “Actual Contribution Percentage” of the Non-Highly Compensated Participant group for the preceding Plan Year multiplied by 1.25; or

(2)           The excess of the “Actual Contribution Percentage” for the Highly Compensated Participant group over the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the preceding Plan Year shall not be more than two percentage points.  Additionally, the “Actual Contribution Percentage” for the Highly Compensated Participant group shall not exceed the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the preceding Plan Year multiplied by 2.  The provisions of Code Section 401(m) and Treasury Regulations Sections 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

(b)           For the purposes of this Section “Actual Contribution Percentage” means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Matching Contributions allocated to each Participant’s Matching Contribution Account for such Plan Year, to such Participant’s Compensation for such Plan Year.  The actual contribution ratio for each Participant and the “Actual Contribution Percentage” for each group shall be calculated to the nearest one-hundredth of one percent.

(c)           For the purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans to which matching contributions, Employee contributions, or both, are made are treated as one plan for the purposes of Code Section 401(a)(4) or

410(b), such plans shall be treated as one plan.  In addition, two or more plans of the Company to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m).  In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as thought such aggregated plans were a single plan.  Plans may be aggregated under this paragraph (c) only if they have the same Plan Year.  Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

(d)           For the purposes of this Section, if a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) which are maintained by the Company or an Affiliated Company to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant’s actual contribution ratio.  If the plans have different Plan Years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

(e)           For purposes of Sections 5.3 and 5.4, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to have Matching Contributions (whether or not a deferral election was made or suspended pursuant to Section 3.3) allocated to his or her account for the Plan Year.

5.4.         ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TEST

In the event that the initial allocations of the Company’s Matching Contributions made pursuant to Section 4.1(a)(3) do not satisfy one of the tests set forth in Section 5.3(a), the Committee, at its sole discretion, shall adjust Excess Aggregate Contributions pursuant to any or all of the options set forth below:

(a)           On or before the fifteenth day of the third month following the end of each Plan Year, the Committee shall direct the Trustee to distribute to the Highly Compensated Participant having the highest Matching Contributions his or her vested portion of Excess Aggregate Contributions and, if forfeitable, forfeit such non-vested Excess Aggregate Contributions attributable to Matching Contributions until either one of the tests in Section 5.3(a) is satisfied or until the dollar amount of his or her Matching Contributions equals the dollar amount of Matching Contributions of the Highly Compensated Participant having the second highest Matching Contributions.  This process shall continue until the entire Excess Aggregate Contributions amount is distributed.  The amount of Excess Aggregate Contributions is determined by reducing the actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio, until one of the tests set forth in Section 5.3(a) is satisfied, or until his or her actual contribution ratio equals the actual contribution ratio of the Highly Compensated Employee having the second highest actual contribution ratio.  This process shall continue until one of the tests in Section 5.3(a) is satisfied.  The total amount of such reductions shall be the Excess Aggregate Contributions.

With respect to the distribution of Excess Aggregate Contributions pursuant to the preceding paragraph above, such distribution:

(1)           May be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable; and

(2)           Shall be designated by the Committee as a distribution of Excess Aggregate Contributions (and Income).

Any distribution of less than the entire amount of Excess Aggregate Contributions shall be treated as a pro rata distribution and/or forfeiture of Excess Aggregate Contributions.  Forfeitures of Matching Contributions under this Section 5.4 shall be allocated to Participants as provided in Section 4.1(a)(6), except that no Forfeiture shall be allocated to a Highly Compensated Participant whose contributions are reduced pursuant to this Section 5.4.

The Committee may implement an ordering rule procedure for the distribution of the Excess Aggregate Contributions, to the extent the distribution includes Elective Contributions, specifying whether Pre-Tax Elective Contributions or Roth Elective Contributions shall be distributed first, to the extent such type of Elective Contributions was made for the year.  Such procedures may permit the Participant to designate which type of Elective Contribution shall be distributed first.

(b)           Within twelve (12) months after the end of the Plan Year, the Company may make a Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 5.3(a).  Any Qualified Non-Elective Contribution shall comply with all applicable requirements contained in final regulations issued under Code Section 401(k).

(c)           If during a Plan Year the projected aggregate amount of Matching Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 5.3(a), cause the Plan to fail such tests, then the Committee may automatically reduce proportionately or in the order provided in Section 5.4(a) each affected Highly Compensated Participant’s projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 5.3(a).

5.5.         MAXIMUM ANNUAL ADDITIONS

(a)           Notwithstanding the foregoing and except to the extent permitted under Code Section 414(v), the maximum “annual additions” credited to a Participant’s Account for a “limitation year” shall equal the lesser of: (1) $50,000 (as adjusted for increases in the cost-of-living under Code Section 415(d) for limitation years beginning after December 31, 2012) or (2) 100% of the Participant’s 415 Compensation for such “limitation year.” If the Plan is terminated as of a date other than the last day of a “limitation year,” the plan is deemed to have been amended to change its limitation year, with the result that the dollar limitation in this Section 5.5(a)(1) will be prorated under the short “limitation year” rules.

(b)           For purposes of applying the limitations of Code Section 415, “annual additions” means the sum credited to a Participant’s Account for any “limitation year” of: (1) Company contributions (other than Catch-Up Contributions); (2) Employee contributions; (3) forfeitures; (4) contributions allocated to an individual medical benefit account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan established pursuant to Code Section 401(h) maintained by the Company; and (5) amounts attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(c)) maintained by the Company. In addition, the 415 Compensation percentage limitation referred to in paragraph (a)(2) above shall not, however, apply to: (i) a post-retirement medical benefits account for a key employee (as defined in Code Section 419A(d)(1); or (ii) any individual medical benefit account (as defined in Code Section 415(1).

(c)           For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an “annual addition.” In addition, the following are not Employee contributions for the purposes of this Section 5.5: (1) rollover contributions as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3) or 457(e)(16); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee or Partner pursuant to Code Section 411(a)(7)(b) (cash-outs); (4) repayments of distributions received by an Employee or Partner pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Catch-Up Contributions pursuant to Section 3.3 and Code Section 414(v). The following are not Company contributions for the purposes of this Section 5.5: (i) a “restorative payment” made to restore losses to the Plan resulting from actions of a fiduciary for which there is a reasonable risk of liability for breach of a fiduciary duty under the Employee Retirement Income Security Act of 1974, as amended, or under other applicable federal or state law, where Plan participants who are similarly situated are treated similarly or (ii) the restoration of a Participant’s accrued benefit by the Company in accordance with Code Section 411(a)(3)(D) or Code Section 411(a)(7)(C).

(d)           For purposes of applying the limitations of Code Section 415, the “limitation year” shall be the Plan Year.

(e)           The dollar limitation under Code Section 415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code Section 415(d) pursuant to the Treasury Regulations.  The adjusted limitation is effective as of January 1st of each calendar year and is applicable to “limitation years” ending with or within that calendar year.

(f)            For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Company shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Company shall be treated as one defined contribution plan.

(g)           For the purpose of this Section, if the Company is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Companies shall be considered to be employed by a single Company.

(h)           For the purpose of this Section, if this Plan is a Code Section 413(c) plan, all employers of a Participant who maintain this Plan will be considered to be a single employer.

(i)            If a Participant participates in more than one defined contribution plan maintained by the Company which have different allocation dates, the maximum “annual additions” under this Plan shall equal the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited to such Participant’s accounts during the “limitation year.”

(1)           If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Company which have the same allocation dates, “annual additions” will be credited to the Participant’s accounts under the defined contribution plan subject to Code Section 412 prior to crediting “annual additions” to the Participant’s accounts under the defined contribution plan not subject to Code Section 412.

(2)           If a Participant participates in more than one defined contribution plan not subject to Code Section 412 which have the same allocation dates, “annual additions” will be credited to the Participant’s accounts under the other defined contribution plan prior to crediting “annual additions” to the Participant’s account under this Plan and any amounts in excess of the limitation set forth in Section 5.5(a) shall be adjusted in this Plan as provided herein.

(j)            Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Treasury Regulations thereunder, the terms of which are specifically incorporated herein by reference.

5.6.         ADJUSTMENT FOR EXCESS ANNUAL ADDITIONS

Any excess annual additions may be corrected under the Employee Plan Compliance Resolution System or such other correction method allowed by statute, regulations or regulatory authorities.

ARTICLE VI.
VESTING

6.1.         IMMEDIATE VESTING

(a)           A Participant’s Elective Contribution Account, Catch-Up Contribution Account, Rollover Contribution Account, PSP Rollover Contribution Account, Transferred Contribution Account, After-Tax Contribution Account, Transferred 401(k) Salary Deferral Contributions Account, Transferred Employer Contributions Account, Newkirk After-Tax Contribution Account, Safe Harbor Contribution Account, Qualified Non-Elective Contribution Account and DEC Account shall be fully vested at all times.  A Participant’s Profit Sharing Contribution Account, Matching Contribution Account, Newkirk Employer Contribution Account and ALPS Matching Contribution Account shall become nonforfeitable upon his or her Normal Retirement Age, provided he or she is employed by the Company or an Affiliated Company on such date, or upon his or her death or Disability.

(b)           The following special vesting provisions contained in the DST Systems, Inc. Profit Sharing Plan shall also continue to apply:

(1)           Each Participant who terminated employment with DST and became an employee of Policyholder Service Corporation on or about July 1, 1990 shall be fully vested in his or her Account in the DST Systems, Inc. Profit Sharing Plan as of December 31, 1990.

(2)           Each Participant who terminated employment with the Vital Records Storage group of Output Technologies Central Region, Inc. on or about May 20, 1996 shall be fully vested in his or her Account in the DST Systems, Inc. Profit Sharing Plan as of December 31, 1996.

(3)           Each Participant who terminated employment with the Lincoln, Nebraska facility of Output Technologies Central Region, Inc. on or about April 25, 1996 shall be fully vested in his or her Account in the DST Systems, Inc. Profit Sharing Plan as of December 31, 1996.

(4)           Each Participant who had a separation from Service under the DST Systems, Inc. Profit Sharing Plan on or about August 1, 1996 because of the sale of stock of The Continuum Company, Inc. to Computer Sciences Corporation shall be fully vested in his or her Account in the DST Systems, Inc. Profit Sharing Plan as of December 31, 1996.

(5)           As of July 31, 1996, certain former Participants employed as of that date by Midland Data Systems, Inc. or Midland Loan Services, L.P.  had a separation from Service under the DST Systems, Inc. Profit Sharing Plan because Kansas City Southern Industries, Inc. ceased to own any interest in such companies.  Each Participant who was still employed by Midland Data Systems, Inc. or Midland Loan Services, L.P.  as of January 1, 1996 shall be fully vested in his or her Account in the DST Systems, Inc. Profit Sharing Plan as of December 31, 1996.

(6)           As of June 29, 2001, each Participant who was employed by DST Portfolio Systems, Inc. as of such date shall be fully vested in his or her Account in this Plan.

(7)           Each Participant who is employed by EquiServe, Inc. and incurs a severance from employment under the Plan on account of the sale by DST Systems, Inc. of all of the outstanding stock of EquiServe, Inc. shall be fully vested in his or her Account under the Plan as of, and conditioned on the occurrence of, the closing date of such transaction.

(8)           Each Participant who is employed by DST Innovis, Inc. or DST Interactive, Inc. as of June 30, 2005, and incurs a severance from employment under the Plan on account of the sale by DST Systems, Inc. of all of the outstanding stock of DST Innovis, Inc. or DST Interactive, Inc. on July 1, 2005, shall be fully vested in his or her Account under the Plan as of June 30, 2005.

(9)           Each Participant who is employed by DST lock\line, Inc. (or its subsidiary) as of the Effective Time (as defined in the Agreement and Plan of Merger) of the Transaction, and incurs a severance from employment under the Plan on account of such Transaction, shall be fully vested in his or her Account under the Plan as of such date.

(10)         Each Participant who is employed by MC Realty Group, LLC (formerly MC Lioness Realty Group, LLC) and whose position is eliminated as of September 1, 2006 or December 31, 2006 as a result of the restructuring of MC Realty Group LLC shall become fully vested as of the date of such position elimination.

(11)         Each Participant who is employed by BFDS Midwest and whose position is eliminated on December 9, 2008 as part of a reduction in force shall become fully vested as of such date.

(12)         Each Participant who was employed by DST Systems, Inc, in connection with its full service work for the Scudder Funds as of February 26, 2009 and who incurred an involuntary severance from employment on February 27, 2009 as a result of reduced work shall be fully vested in his or her Account under the Plan as of such date.

(13)         Each Participant who was employed by DST international of North America as of March 15, 2009 and who incurred an involuntary severance from employment on March 16, 2009 as a result of reduced work shall be fully vested in his or her Account under the Plan as of such date.

6.2.         VESTING SCHEDULE

Upon a Participant’s Termination of Employment prior to Normal Retirement Age for any reason other than death or Disability, a percentage of such Participant’s Profit Sharing Contribution Account, Matching Contribution Account, Newkirk Employer Contribution Account and ALPS Matching Contribution Account, determined on the basis of the number of Years of Service by such Participant as an Employee, shall be vested and nonforfeitable in accordance with the following schedules:

(a)           Except as provided below, a Participant shall become vested in his or her Matching Contribution Account according to the following schedule:

Years of Service	Vested Percentage
Less than 2	0%
At least 2, but less than 3	20%
At least 3, but less than 4	40%
At least 4, but less than 5	60%
At least 5	100%

(1)           Any Participant who was a participant in the California Plan and had at least three (3) Years of Service under that Plan as of January 1, 2000 shall always be fully vested in his or her Matching Contribution Account.

(2)           Any Participant who was employed by TASS, LLC and was a participant in the Doherty Plan as of July 31, 2007 shall always be fully vested in his or her Matching Contribution Account.

(3)           Any Participant originally employed by a Company, other than USCS International, Inc. or its subsidiaries or EquiServe L.P., prior to January 1, 2000 shall become vested in his or her Matching Contribution Account according to the following schedule:

Years of Service	Vested Percentage
Less than 1	0%
At least 1, but less than 2	10%
At least 2, but less than 3	20%
At least 3, but less than 4	40%
At least 4, but less than 5	60%
At least 5	100%

(4)           Any Participant who participated in the Argus Health Systems, Inc. 401(k) Savings Plan as of December 31, 2009, or who was employed by Argus Health Systems, Inc. as of December 31, 2009, shall become vested in his or her Matching Contribution Account according to the following schedule:

Years of Service	Vested Percentage
Less than 1	0%
At least 1, but less than 2	20%
At least 2, but less than 3	40%
At least 3, but less than 4	60%
At least 4, but less than 5	80%
At least 5	100%

(b)           Except as provided below, a Participant shall become vested in his or her Profit Sharing Contribution Account according to the following schedule:

Years of Service	Vested Percentage
Less than 2	0%
At least 2, but less than 3	20%
At least 3, but less than 4	40%
At least 4, but less than 5	60%
At least 5	100%

(1)           Any Participant originally employed by a Company, other than USCS International, Inc. or its subsidiaries or EquiServe L.P., prior to January 1, 2000 shall become vested in his or her Profit Sharing Contribution Account according to the following schedule:

Years of Service	Vested Percentage
Less than 1	0%
At least 1, but less than 2	10%
At least 2, but less than 3	20%
At least 3, but less than 4	40%
At least 4, but less than 5	60%
At least 5	100%

(2)           Any Participant who was employed by TASS, LLC and was a participant in the Doherty Plan as of July 31, 2007 shall always be fully vested in his or her Profit Sharing Account.

(c)           Any Participant who participated in the Newkirk Products, Inc. 401(k) Profit Sharing Plan on December 31, 2011, was an employee of Newkirk Products, Inc. or any participating employer in the Newkirk Products, Inc. 401(k) Profit Sharing Plan on December 31, 2011, and whose account balance in the Newkirk Products, Inc. 401(k) Profit Sharing Plan was transferred to this Plan in a plan-to-plan merger, will always be fully vested in his or her Matching Contribution Account, Profit Sharing Contribution Account and Newkirk Employer Contribution Account.  Any other Participant whose account balance in the Newkirk Products, Inc. 401(k) Profit Sharing Plan was transferred to this Plan in a plan-to-plan merger, will vest in his or her Matching Contribution Account, Profit Sharing Contribution Account and Newkirk Employer Contribution Account according to the following schedule:

Years of Service	Vested Percentage
Less than 1	0%
At least 1, but less than 2	25%
At least 2, but less than 3	50%
At least 3, but less than 4	75%
At least 4	100%

(d)           Any Participant whose account balance in the ALPS Holdings, Inc. 401(k) Plan was transferred to this Plan in a plan-to-plan merger, will vest in his or her Matching Contribution Account and ALPS Matching Contribution Account according to the following schedule:

Years of Service	Vested Percentage
Less than 1	0%
At least 1, but less than 2	20%
At least 2, but less than 3	40%
At least 3, but less than 4	60%
At least 4, but less than 5	80%
At least 5	100%

(e)           The percentage of a Participant’s Matching Contribution Account, Profit Sharing Contribution Account, Newkirk Employer Contribution Account and/or ALPS Matching Contribution Account which is not vested shall be forfeited as of the earlier of: (1) the distribution of the entire vested portion of the Participant’s Account, or (2) the last day of the Plan Year in which the Participant incurs five (5) consecutive one-year Breaks in Service, and shall be allocated to the Forfeiture Suspense Account as of such date.  A Participant whose Account is entirely forfeitable at the time of his or her Termination of Employment shall be deemed to have received a distribution of his or her entire nonforfeitable Account as of his or her Termination of Employment.

6.3.         AMENDMENT OF VESTING SCHEDULE

Each Participant having not less than three (3) Years of Service as of the effective date of any amendment to this Plan which changes the vesting rights of such Participant shall be permitted to elect to have the vesting schedule in effect under the Plan prior to its amendment apply to the Participant’s Account as though such vesting schedule remained in effect under this Plan.  Such election shall be made within the period commencing on the effective date of any such amendment and ending sixty (60) days after his or her Termination of Employment or sixty (60) days after the Participant is issued written notice of the amendment by the Company, whichever is later.

6.4.         REPURCHASE RIGHTS

(a)           If any Former Participant is reemployed by the Company before five (5) consecutive Breaks in Service and such Former Participant received a distribution of the entire vested portion of his or her Account, his or her forfeited account shall be reinstated if he or she repays the full amount distributed to him or her (not including, for this purpose, any amounts distributed from the California Plan) before the earlier of five (5)

years after the first day on which the Participant is subsequently reemployed by the Company or the close of the first period of five (5) consecutive Breaks in Service commencing after the distribution.  For purposes of this Section 6.4(a), the Committee will treat a 0% vested Participant as having repaid his or her “distribution” on the date of his or her reemployment with the Company.  In the event the Former Participant repays the full amount distributed, the undistributed portion of his or her Account shall be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date coinciding with or preceding his or her distribution.  The source of such reinstatement shall first be the Forfeiture Suspense Account or, if necessary, Company contributions; provided, however, that if a Profit Sharing Contribution is made for such Plan Year pursuant to Section 3.1(a)(4), such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.1(a)(4).

(b)           For purposes of determining “Years of Service”, the Plan takes into account all Years of Service an Employee completes with the Company and/or an Affiliated Company.  For the sole purpose of determining a Participant’s nonforfeitable percentage of his or her Account derived from Company contributions which accrued for his or her benefit prior to five (5) consecutive Breaks in Service, the Plan disregards any Years of Service after the Participant incurs five (5) consecutive Breaks in Service.

ARTICLE VII.
DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1.         DISTRIBUTION UPON TERMINATION OF EMPLOYMENT

(a)           A Participant’s vested Account shall become distributable as of the Participant’s Termination of Employment (the “distribution date”).

(b)           If the value of a Participant’s vested Account (not including any rollover contributions) exceeds $5,000 on the distribution date, the Participant must consent to any distribution of his or her Account prior to age 62.  With regard to this required consent:

(1)           No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417.

(2)           The Participant must be informed of his or her right to defer receipt of the distribution.  If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit.  However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Code Section 401(a)(9) and Section 7.4.

(3)           Notice of the rights specified under this Section shall be provided no less than thirty (30) days and no more than one-hundred eighty (180) days before the date the distribution commences.

(4)           Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than one-hundred eighty (180) days before the date the distribution commences.  All “written” Participant consents required under this Section 7.1(b), or Section 7.1(d) where this Section 7.1(b) is made applicable by reference, may be obtained in any form, including electronic means, permitted by the Code and the Act and regulations thereunder, as applicable.

(5)           No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

Distribution may commence less than 30 days after the notices required under Treasury Regulation Section 1.411(a)-11(c) and Code Section 402(f) are given, provided that: (1) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable a particular distribution option) or a direct rollover; and (2) the Participant, after receiving the notice, affirmatively elects to receive the distribution.  Distribution shall be made to a Participant under this provision on, or as soon as is administratively practicable after, the later of the distribution date or the date the Participant files his or her consent and/or waiver with the Committee in accordance with this Section.  If the Participant does not give his or her consent to distribution as of the distribution date, his or her Account shall remain in the Plan, subject to Section 7.13, until the Participant requests a distribution complying with this Section 7.1(b).

(c)           If the Participant’s vested Account does not exceed $5,000 (not including any rollover contributions) on the distribution date, such Account shall be distributed on such date, or as soon as administratively practicable thereafter, without the need for the Participant’s consent.  If the Participant’s vested Account does not exceed $1,000 (including his or her rollover contributions), such distribution shall be made in a single lump sum cash payment.  If the Participant’s vested Account exceeds $1,000 (including his or her rollover contributions), such distribution shall be made in the form of a direct rollover to an individual retirement plan designated by the Plan Administrator.  Notwithstanding the preceding sentence, distribution hereunder may not be made less than thirty (30) days after the date the Code Section 402(f) notice is given, unless: (1) the Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether to elect a distribution or a direct rollover; and (2) the Participant, after receiving this notice, affirmatively elects (which need not be in writing) an earlier distribution.

(d)           All distributions made under this Section 7.1 shall be valued as of the date distribution is made.

(e)           If a previously terminated Participant is reemployed by the Company prior to the date a distribution check is prepared and mailed to such Participant pursuant to this Section 7.1, the distribution shall be suspended, provided such reemployment is discovered within an administratively practicable period before such mailing.

7.2.         DISTRIBUTION UPON DEATH

(a)           A Participant’s Account shall become immediately distributable upon his or her death.  Payment shall be made under this Section on, or as soon as administratively practicable after, the date the Committee has been provided satisfactory evidence of the Participant’s death, has established the Participant’s Beneficiary, and the notice and consent requirements of 7.2(b) have been satisfied.  The value of the Participant’s Account shall be determined as of the date distribution is made.

(b)           If the Beneficiary is the Participant’s surviving spouse, distribution may not be made prior to such Beneficiary’s receipt of the notice required under Code Section 402(f).  Such notice shall be provided to the Beneficiary no less than thirty (30) days and no more than one hundred eighty (180) days before such distribution.  Distribution may commence less than thirty (30) days after such Beneficiary’s receipt of such notice provided that: (1) the Committee clearly informs the Beneficiary that he or she has the right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether to elect a distribution or a direct rollover; and (2) the Beneficiary, after receiving such notice affirmatively elects a distribution.

(c)           If a Participant or Former Participant dies before receipt of the Participant’s entire Account and leaves no surviving spouse, or the Participant’s spouse consented to a Beneficiary designation, the Participant’s benefits shall be paid to the person or persons designated by the Participant from time to time in a Beneficiary designation.  Such Beneficiary or Beneficiaries may be designated concurrently or successively, either individually or in a fiduciary capacity, and may be an entity other than a natural person.  Each Beneficiary designation shall be in form prescribed by the Committee and will be effective only when filed with the Company during the Participant’s or Former Participant’s lifetime.  The Participant’s Beneficiary shall be the Participant’s spouse at the time of the Participant’s death unless the spouse has waived the right to be the Participant’s Beneficiary and consented to the Participant’s Beneficiary designation.  A Participant may revoke or modify a Beneficiary designation previously consented to by the Participant’s spouse only if the new Beneficiary is the Participant’s spouse or the spouse consents to such change in Beneficiary designation.  In lieu of the preceding two sentences, the Plan may permit the spouse to execute a general consent which permits the Participant to designate a Beneficiary and to change such designation without any further consent of the spouse.  A consent under the preceding sentence shall be valid only if the consent acknowledges the spouse had the right to limit consent to a specific Beneficiary and such spouse voluntarily waived such rights.  Each Beneficiary designation filed with the Company will cancel all Beneficiary designations previously filed with the Company.  The revocation of a Beneficiary designation which designates a Beneficiary other than the Participant’s spouse, no matter how such revocation is effected, shall not require the consent of such designated Beneficiary.  In the event that a Participant designates his or her spouse as Beneficiary, and the Participant and that spouse are later divorced, such designation shall no longer be in effect unless the Participant reaffirms such designation in writing subsequent to the divorce.  In the event that an unmarried Participant marries, his or her beneficiary designation shall no longer be in effect unless the Participant reaffirms such designation in writing subsequent to the marriage.  It shall be the responsibility of the Participant to keep the Company informed of changes in the Participant’s marital status and/or Beneficiary designations.  Neither the Committee nor the Company shall have any liability for determining the identity of a surviving spouse or intended beneficiary beyond the information provided by the Participant to the Company.  All spousal consents provided in this Section shall be in writing, must acknowledge the effect of such consent/waiver, be witnessed by a notary public or a Plan representative, and be irrevocable.  The Committee may, in its discretion, adopt any procedures reasonably necessary for the implementation and administration of this Section 7.2(c), including the adoption of transition rules in the event of a merger or transfer of plan assets and liabilities.

(d)           If the Participant dies leaving no surviving spouse and (1) fails to designate a Beneficiary in the manner provided above, or (2) if the Beneficiary designated by a Participant or Former Participant dies before the Participant or Former Participant and the Participant or Former Participant fails to designate a new Beneficiary or (3) if the Beneficiary designated by a deceased Participant or Former Participant dies before complete distribution of the deceased Participant’s or Former Participant’s benefits, the Committee shall direct the Trustee to distribute such Participant’s or Former Participant’s benefits (or the balance thereof) to the Participant’s children then living in equal shares.  If none of those persons survives the Participant, the Participant’s benefit shall be payable to the Participant’s estate for distribution in accordance with the terms of the Participant’s last will and testament or as a court of competent jurisdiction shall determine; provided, however, that if the amount to be distributed does not exceed $5,000, the Committee in its sole discretion may direct the Trustee to distribute such benefit to the next of kin of the Beneficiary (if the Committee has reason to believe the status of such person) in lieu of requiring a court determination.

(e)           Notwithstanding anything herein to the contrary, an affirmative Beneficiary designation made by a Participant under this Plan before December 31, 2003 shall continue to apply on and after such date with respect to the Participant’s entire Account in this Plan, including amounts transferred to this Plan from the DST Systems of California, Inc. 401(k) Retirement Plan in connection with the merger of such Plan into this Plan as of December 31, 2003, unless the Participant changes such designation in accordance with Section 7.2(c) above.  Any affirmative Beneficiary designation made by a Participant in the DST Systems of California, Inc. 401(k) Retirement Plan before December 31, 2003 shall be invalid as of December 31, 2003.

(f)            The Committee, in its discretion, may direct the Trustee to segregate the Account of a deceased Participant and to invest such funds separately.  In the event such Account is not so segregated, the Account shall remain in a separate account for the Beneficiary of such Participant and shall continue to share in earnings allocations pursuant to Section 4.3 until such time as distribution of such Account is made to the Beneficiary.

7.3.         MANNER OF DISTRIBUTION

(a)           The Committee, pursuant to the election of the Participant or Former Participant or, in the case of the Participant’s or Former Participant’s death, the Participant’s or Former Participant’s Beneficiary, as the case may be, shall direct the Trustee to distribute to such Participant, Former Participant, or Beneficiary any amount to which he or she is entitled under the Plan in one or more of the following methods:

(1)           a single lump sum payment; or

(2)           monthly, quarterly, or annual installment payments over a fixed reasonable period of time, not to exceed the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his or her Beneficiary.

(b)           Distributions shall be made in cash; provided, however, that a Participant, Former Participant, or Beneficiary, as the case may be, may elect to receive the value of his or her vested Account in whole shares of Company Stock (with partial or fractional shares paid in cash), but only to the extent his or her vested Account is invested in Company Stock as of the date the distribution is processed.  A Participant, Former Participant, or Beneficiary, as the case may be, electing distribution of Company Stock must elect distribution of all Company Stock allocated to his or her vested Account; a partial distribution of Company Stock is not available.

7.4.         GENERAL LIMITATIONS ON TIME OF PAYMENT OF BENEFITS

(a)           Except as provided in Section 7.9, amounts held in a Participant’s Elective Contribution Account, Catch-Up Contribution Account, Transferred 401(k) Salary Deferral Contribution Account, Qualified Non-Elective Contribution Account or Safe Harbor Contribution Account may not be distributed earlier than:

(1)           A Participant’s severance from employment with the Company or Affiliated Company;

(2)           Death;

(3)           To the extent permitted under Sections 7.5 or 7.6, a Participant’s financial hardship;

(4)           To the extent permitted under Section 7.7(a), the attainment of age 59 ½; or

(5)           The termination of the Plan, but only if the Company (including any Affiliated Company on the effective date of Plan termination) does not maintain an alternative defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a 403(b) plan or a 457 plan), beginning as of the effective date of Plan termination and ending twelve months after the final distribution of assets from the Plan, and the Plan distributes the Participant’s entire vested Account in a lump sum.

(b)           Notwithstanding anything herein to the contrary, unless the Participant otherwise elects, the payment of benefits under this Plan to a Participant will begin no later than the sixtieth (60th) day after the latest of the close of the Plan Year in which:

(1)           the date on which the Participant attains age 59 ½;

(2)           the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

(3)           the date the Participant terminates service with the Company;

provided, however, in no event shall distribution of a Participant’s vested Account commence later than the Participant’s “required beginning date,” as provided in Section 7.14.  A Participant’s “required beginning date” is April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 ½ or, (ii) the calendar year in which the Participant retires; provided, however, that this clause (ii) shall not apply in the case of a Participant who is a “five percent owner” at any time during the five (5) Plan Year period ending in the calendar year in which he or she attains age 70 ½ or, in the case of a Participant who becomes a “five percent owner” during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1 of the calendar year following the calendar year in which such subsequent Plan Year ends.  Alternatively, distributions to a Participant must begin no later than the applicable April 1 as determined under the preceding sentence and must be made over the life of the Participant (or the lives of the Participant and the Participant’s designated Beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and his or her designated Beneficiary) in accordance with Treasury Regulations.

7.5.         HARDSHIP DISTRIBUTION — ELECTIVE CONTRIBUTION ACCOUNT/ CATCH-UP CONTRIBUTION ACCOUNT

(a)           The Committee, at the election of the Participant, shall direct the Trustee to distribute to any Participant up to the lesser of 100% of the Participant’s Elective Contribution Account and Catch-Up Contribution Account, other than amounts attributable to Roth Elective Contributions, valued as of the distribution date, or the amount necessary to satisfy the immediate and heavy financial need of the Participant.

(b)           Withdrawal pursuant to this Section shall be authorized only if the distribution is on account of:

(1)           Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)           Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3)           Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children, or dependents (as defined in Code Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

(4)           Payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(5)           Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children, or dependents (as defined in Code Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)); or

(6)           Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(c)           No distribution shall be made pursuant to this Section unless:

(1)           The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant.  The amount of the immediate and heavy finance need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution;

(2)           The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company or an Affiliated Company; and

(3)           Under the Plan, and all other plans (including nonqualified plans) maintained by the Company or an Affiliated Company, the Participant’s elective deferrals and voluntary Employee contributions will be suspended for at least six (6) months after receipt of the hardship distribution.

(d)           Notwithstanding the above, withdrawals from the Participant’s Elective Contribution Account and/or Catch-Up Contribution Account pursuant to this Section shall be limited solely to the Participant’s total Deferred Compensation, reduced by the amount of any previous distributions pursuant to this Article VII.  In no event shall earnings on such amounts be distributed pursuant to this Section 7.5.

(e)           Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the notice and consent requirements of Code Section 411(a)(11) and the Treasury Regulations thereunder.

7.6.         HARDSHIP DISTRIBUTION — OTHER ACCOUNTS

(a)           The Committee, at the election of the Participant, shall direct the Trustee to distribute to any Participant up to the lesser of 100% of the Participant’s Account (other than the Participant’s Elective Contribution Account, Catch-Up Contribution Account, Safe Harbor Contribution Account and Qualified Non-Elective Contribution Account), valued as of the distribution date, or the amount necessary to satisfy the immediate and heavy financial need of the Participant.

(b)           Withdrawal from a Participant’s Account (other than the Participant’s Elective Contribution Account, Catch-Up Contribution Account, Safe Harbor Contribution Account and Qualified Non-Elective Contribution Account) shall be authorized if the distribution is on account of:

(1)           A major illness or disability of the Participant or a member of the Participant’s family or a dependent of the Participant;

(2)           College or other post-high school education for the Participant or the Participant’s dependent;

(3)           The sickness, accident or death of a member of the Participant’s immediate family;

(4)           Financing of the purchase, major repair or improvement of the Participant’s primary residence; or

(5)           Any other purpose which the Committee determines constitutes a financial hardship.

(c)           Notwithstanding the above, amounts in the Participant’s Account may not be distributed pursuant to Section 7.6(b)(4) or 7.6(b)(5) unless the Participant has been a participant in the Plan (including, for this purpose, the DST Systems, Inc. Profit Sharing Plan and the California Plan) for all or part of at least four (4) Plan Years; further provided, that in no event shall the Committee grant a Participant’s request for a hardship distribution pursuant to such Sections where such Participant has previously made such a withdrawal unless, subsequent to the Plan Year in which the Participant’s most recent request was made and granted, the Participant continued to be a participant in the Plan (including, for this purpose, the DST Systems, Inc. Profit Sharing Plan and the California Plan) for all or part of at least four (4) additional Plan Years.

(d)           Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the notice and consent requirements of Code Section 411(a)(11) and the Treasury Regulations thereunder.

(e)           Subject to all other limitations of this Section, a Participant may receive only one distribution pursuant to this Section per calendar year; provided, however, that (1) a distribution may be permitted for each academic semester if the distribution is on account of college or other post-high school education for the Participant or the Participant’s dependent, and (2) the Committee shall have the authority to grant more than one hardship distribution per calendar year pursuant to this Section where the Committee, in its sole discretion, determines that an exception is warranted.

7.7.         PRE-RETIREMENT DISTRIBUTIONS

(a)           A Participant who has attained Normal Retirement Age may elect to withdraw all or any portion of his or her Account, notwithstanding the fact that the Participant’s employment with the Company is expected to continue after such distribution.  In the event that the Committee makes such distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee.  Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the notice and consent requirements of Code Sections 411(a)(11) and 402(f), and the Treasury Regulations thereunder.

(b)           A Participant may request a distribution of all or any portion of his or her After-Tax Contributions Account, Rollover Contribution Account, PSP Rollover Contribution Account, Newkirk After-Tax Contribution Account and DEC Account at any time.  Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the notice and consent requirements of Code Sections 411(a)(11) and 402(f), and the Treasury Regulations thereunder.

(c)           Beginning January 1, 2010, a Participant with five (5) or more Years of Service and who is age 50 or older may request a distribution of all or any portion of his or her Account, with the exception of the Elective Contribution Account, the Catch-up Contribution Account, the Transferred 401(k) Salary Deferral Contributions Account, Qualified Non-Elective Contribution Account and the Safe Harbor Contribution Account at any time; provided however, that none of the Accounts of a Participant that are otherwise eligible for distribution under this provision may be distributed if they hold any contributions subject to the limits on distribution found in Code Section 401(k)(2).

(d)           A Participant who was hired prior to January 1, 2009 by ALPS Holdings, Inc. may request a distribution of all or any portion of his or her ALPS Matching Contribution Account on or after age 55.

(e)           A Participant whose account balance in the ALPS Holdings, Inc. 401(k) Plan was transferred to this Plan in a plan-to-plan merger may request a distribution of all or any portion of such account balance (as adjusted for all gains or losses) upon a Disability.

7.8.         LOANS

(a)           A Participant may submit an application to the Committee to borrow from any of his or her vested Accounts (other than the Roth Elective Contribution subaccount in his or her Elective Contribution Account or Catch-Up Contribution Account) which are subject to investment direction by the Participant pursuant to Section 4.2(a) an amount which, when added to the outstanding balance of all other loans to the Participant from all plans of the Company, is not in excess of the lesser of:

(1)           $50,000 reduced by the excess (if any) of (i) the highest outstanding balance of loans from the Plan or any other qualified retirement plan maintained by the Company (“Plan Loans”) during the one-year period ending on the day before the date on which such loan was made, over (ii) the outstanding balance of loans from the Plan and other Plan Loans on the date on which such loan was made, or

(2)           50% of the vested portion of his or her Accounts as of the Valuation Date coincident with or immediately preceding the receipt of his or her loan application by the Committee and the expiration of such notice period as the Committee may require.  For purposes of determining the vested portion of a Participant’s Accounts, the DEC Account shall be excluded.

(b)           If approved, each such loan shall comply with the following conditions:

(1)           It shall be evidenced by a negotiable promissory note.

(2)           The rate of interest payable on the unpaid balance of such loan shall be a reasonable rate determined by the Committee.

(3)           The loan, by its terms, must require substantial level amortization of repayments through payroll deductions (to be made not less frequently than quarterly) within five (5) years; provided, however, that if the proceeds of the loan are used to acquire any dwelling unit which within any reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant, the repayment schedule, in the discretion of the Committee, may be for a term in excess of five (5) years.

(4)           In the event of a default, foreclosure on the promissory note will not occur until a distributable event occurs under the Plan.

(5)           The loan shall be adequately secured and must be secured by no more than 50% of the Participant’s vested interest in the balance of his or her Account.

(6)           No more than one (1) Plan loan may be outstanding at any given time.

(7)           No Plan loan will be granted for amounts of less than $1,000.

(8)           A request for a Plan loan shall not be approved with regard to a Participant if such Participant has received a Plan loan within the preceding twenty-four (24) months.

(c)           Any loan to a Participant shall be charged solely against the Account of the borrowing Participant.  Principal and interest payments with respect to the loan shall be credited solely to the Account of the borrowing Participant from which the loan was made.  Any loss caused by nonpayment or other default on a Participant’s loan obligations shall be borne solely by such Account.  Administrative fees associated with a loan may be charged to the Participant, subject to such administrative requirements as the Committee may establish.

(d)           Notwithstanding Sections 7.8(a) and (b), loans may be rolled into this Plan or transferred to this Plan in connection with certain mergers and acquisitions involving the Company or an Affiliated Company.  Upon the rollover or transfer of loans into this Plan, such loans shall be deemed to comply with Sections 7.8(a) and (b) if such loans otherwise comply with Code Section 72(p) and its implementing regulations.  Upon the rollover or transfer of loans into this Plan, such loans may be reamortized at the Plan Administrator’s discretion.  No new loans will be permitted under this Section 7.8 with respect to Participants who roll over or transfer loans into this Plan until all loans rolled over or transferred to this Plan by such Participant are repaid in full, at which time all the requirements under this Section 7.8 will apply to the Participant.

7.9.         QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

(a)           If a Qualified Domestic Relations Order requires the distribution of all or a part of a Participant’s benefits under the Plan to an alternate payee, the creation, recognition or assignment of the alternate payee’s right to the benefits shall not be considered an assignment or alienation of benefits under Section 12.1 of the Plan or the provisions of the Act.  A Qualified Domestic Relations Order is a judgment, decree or order which creates or recognizes the existence of an alternate payee’s right to, or assigns an alternate payee’s right to receive all or a portion of the benefits payable to Participant from the Plan and which:

(1)           Relates to the provision of child support, alimony payments, or marital property rights to a Participant’s spouse, former spouse, child, or other dependent;

(2)           Is made pursuant to a state domestic relations law;

(3)           Specifies the name and last known mailing address of the Participant and the payee covered by the order;

(4)           Specifies the amount of or percentage of the benefits to be paid by the Trustee to such alternate payee, or the formula for determining such amount;

(5)           Specifies the number of payments or period of time and the plan to which the order applies;

(6)           Does not require a type or form of benefit or option not otherwise provided under the Plan;

(7)           Does not require the Plan to provide increased benefits; and

(8)           Does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another Qualified Domestic Relations Order.

Payments pursuant to a Qualified Domestic Relations Order, if permitted or required by such Order, may be made to an alternate payee at any time after the Qualified Domestic Relations Order becomes final, whether or not the Participant in fact has retired or terminated employment.

(b)           The Committee or its designee shall promptly notify the Participant and any alternate payee of the receipt of a Qualified Domestic Relations Order and the Plan’s procedures for determining the Order’s qualified status.  The Participant and any alternate payee shall be notified promptly of all determinations regarding the qualified status of the Order.

(c)           The cost of the Committee, the Trustee or the Plan with respect to the administration of the matters referred to in this Section 7.9 (including but not limited to legal fees to determine compliance and court appearances) may, at the Committee’s discretion, be allocated directly to the Participant’s Account or be charged as a general expense of the Plan.

7.10.       DIRECT ROLLOVER

(a)           Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)           For the purposes of this Section, the following definitions shall apply:

(1)           Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (iii) any distribution made on account of hardship of the Participant.

(2)           Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, a Roth IRA described in Section 408A of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, an annuity contract described in Code Section 403(b), an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state (that agrees to separately account for amounts transferred from this Plan), that accepts the distributee’s eligible rollover distribution.  With respect to a nonspouse designated beneficiary (as defined in Code Section 401(a)(9)(E)) of an employee or former employee, eligible retirement plan shall mean only an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code or a Roth IRA described in Code Section 408A.  Notwithstanding the preceding, effective January 1, 2009, a direct rollover of a distribution from a Participant’s Roth Elective Contribution subaccount will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code 402(c).

(3)           Distributee: A distributee includes an employee or former employee.  In addition, the employee’s or former employee’s surviving spouse or nonspouse designated beneficiary (as defined in Code Section 401(a)(9)(E)) and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(4)           Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

7.11.       SEGREGATION OF ACCOUNT

In the event any Account has become distributable but cannot for any reason be distributed within a reasonable time, the Committee may, in its discretion, direct the Trustee to segregate such Account and to invest such funds in accordance with Section 4.2(e).

7.12.       DISTRIBUTION FOR MINOR BENEFICIARY

In the event a distribution is to be made to a minor, the Committee may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his or her residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides.  Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Company, Committee and Plan from further liability on account thereof.

7.13.       LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

In the event that all or any portion of a distribution to be made under this Article VII remains unpaid solely by reason of the Plan’s inability to ascertain the whereabouts of the individual entitled to receive such distribution, then the amount so distributable may be treated as a

Forfeiture once the Plan has completed a diligent effort to locate such individual and shall be credited to the Forfeiture Suspense Account.  In the event that this individual is located at any time subsequent to his or her distribution being reallocated, such distribution shall be restored, unadjusted for earning or losses, from the Forfeiture Suspense Account or, if insufficient, from an additional Company contribution.

7.14.       MINIMUM DISTRIBUTION REQUIREMENTS

(a)           The following general rules govern the applicability and interpretation of this Section 7.14:

(1)           The provisions of this Section 7.14 apply to the determination of required minimum distributions made under this Plan, and under the California Plan prior to its merger into this Plan, in calendar years beginning on and after January 1, 2003.

(2)           The requirements of this Section will take precedence over any inconsistent provisions of the Plan; provided, however, this Section shall not be construed to permit payment of a vested Account at a later date or over a longer period than otherwise permitted under the Plan.

(3)           All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Code Section 401 (a)(9).

(4)           Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)           The following provisions govern the time and manner of distribution:

(1)           The Participant’s vested Account will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(2)           If the Participant dies before distributions begin, the Participant’s vested Account will be distributed, or begin to be distributed, no later than as follows:

(i)            If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then either (A) distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later, or (B) the Participant’s entire vested Account will be distributed to the surviving spouse by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(ii)           If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then either (A) distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or (B) the Participant’s entire vested Account will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)          If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s Account will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)          If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 7.14(b), other than Section 7.14(b)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section 7.14(b)(2) and Section 7.14(d), unless Section 7.14(b)(2)(iv) applies, distributions are considered to begin on a Participant’s required beginning date.  If Section 7.14(b)(2)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 7.14(b)(2)(i).

(3)           Unless Participant’s interest is distributed in the form of a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 7.14(c) and (d).

(c)           The following provisions govern the required minimum distributions during a Participant’s lifetime:

(1)           During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)            the quotient obtained by dividing the Participant’s vested Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)           if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s vested Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2)           Required minimum distributions will be determined under this Section 7.14(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)           The following provisions govern the required minimum distributions after a Participant’s death:

(1)           If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s vested Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(i)            The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)           If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)          If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)           If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s vested Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(3)           If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s vested Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 7.14(d)(1), unless the Participant’s entire vested Account is distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)           If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire vested Account will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(5)           If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 7.14(b)(2)(i), Sections 7.14(d)(3) and (4) will apply as if the surviving spouse were the Participant.

(e)           The following definitions apply for purposes of this Section 7.14:

(1)           Designated beneficiary: The person who is the designated beneficiary under Section 7.2 and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(2)           Distribution calendar year: A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7.14(b)(2).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3)           Life expectancy: Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(4)           Participant’s vested Account balance: The vested Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any vested contributions made and allocated or vested forfeitures allocated to the Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.  The vested Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)           Required beginning date: The date specified in Section 7.4(b).

(f)            Required Minimum Distributions for 2009.  The foregoing provisions of this Section 7.14 notwithstanding, required minimum distributions with respect to 2009 were suspended as permitted by Code Section 401(a)(9)(H) unless the Participant made a different election with respect to such distribution.

7.15.                     DEATH BENEFITS UNDER USERRA-QUALIFIED MILITARY SERVICE

Notwithstanding anything in this Plan to the contrary, in the case of a Participant who dies after January 1, 2007 while performing qualified military service (as defined in Section 414 of the Code), the survivors of beneficiaries of the participant are entitled to any additional benefits (other than benefits accruals relating to the period of qualified military service) provided under this Plan had the Participant resumed and then terminated employment on account of death.

ARTICLE VIII.
AMENDMENT, TERMINATION AND MERGERS

8.1.                            AMENDMENT

(a)           DST, by duly adopted resolution of its Board of Directors or of the Compensation Committee of its Board of Directors, or of any delegate of the Board of Directors or the Compensation Committee of the Board of Directors, has the right at any time and from time to time to amend the provisions of the Plan (1) in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of Code Section 401(a), and (2) to amend the provisions of the Plan in any other manner.  No amendment may authorize or permit any of the Trust Fund (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates.  No amendment may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer.  No amendment may be made which affects the rights, duties or responsibilities of the Trustee without the written consent of the affected Trustee.

(b)           Except as permitted by Treasury Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any “Section 411(d)(6) protected benefit” or adds or modifies conditions relating to “Section 411(d)(6) protected benefits” the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment.  “Section 411(d)(6) protected benefits” are benefits described in Code Section 411(d)(6)(A).

8.2.                            TERMINATION

(a)           DST, by action of its Board of Directors, may terminate this Plan at any time but, in so doing, none of the funds heretofore paid by any Company to the Trust shall revert to the Company but shall always be held and distributed as provided herein for the benefit of the Participants.  In the event of a complete or partial termination of this Plan or a complete discontinuance of contributions to it, the Accounts of the Participants affected by such complete or partial termination or discontinuance of contributions shall be fully and immediately vested and nonforfeitable, and the Trust shall remain in effect (unless it is specifically terminated) and the Trust assets shall be administered in the manner provided by the terms of the Trust and distributed as soon as administratively practicable.

(b)           If (1) the Plan does not provide an annuity option, (2) the Plan is a profit sharing plan at the time of its termination, and (3) the Company does not maintain any other defined contribution plan (other than an ESOP) between the date of Plan termination and the final distribution of assets, the Committee will direct the Trustee to distribute each Participants’ Account, in a single lump sum, as soon as administratively practicable after the termination of the Plan, irrespective of the present value of the Participant’s Account and whether the Participant consents to such distribution.

8.3.                            MERGER OR CONSOLIDATION

In the case of any merger or consolidation with, or transfer of assets or liabilities to any other plan, each Participant shall (if the Plan is then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

ARTICLE IX.
ADMINISTRATION

9.1.                            ESTABLISHMENT OF ADVISORY COMMITTEE

(a)           DST shall appoint not less than three (3) nor more than ten (10) persons to serve as the Advisory Committee (the “Committee”).  The Committee shall meet and assume its duties on an “as-needed” basis and shall enact such rules and regulations as it may deem necessary and proper to implement the Plan promptly after its adoption.  A chairman and vice-chairman shall be designated for the Committee.  Each member of the Committee may, but need not, be a director, officer, or Employee of the Company, and each shall serve until his or her successor shall be appointed in like manner.  Any member of the Committee may resign by delivering written resignation to DST.  DST may remove any member by so notifying the member and other Committee members in writing.

(b)           The Committee shall be the “Named Fiduciary” of the Plan and generally shall be responsible for the management, interpretation and administration of the Plan.  The Committee shall have discretionary authority with respect to the determination of benefits under the Plan and the construction and interpretation of Plan provisions.  In addition, the Committee shall:

(1)           Determine the names of those Employees who are eligible to participate, together with their Compensation, Hours of Service, Beneficiary designations, Termination of Employment and such other matters as may be necessary to determine a Participant’s benefits under the Plan;

(2)           Establish procedures for allocation of responsibilities among fiduciaries of the Plan and Trust which are not allocated herein or in the Trust Agreement;

(3)           Establish a written investment policy, including a participant directed investment policy under Section 404(c) of the Act; and

(4)           Perform such other functions and take such other actions as may be required by the Plan or may be necessary or advisable to accomplish the purposes of the Plan.

(c)           The Trustee may rely without question upon any certificates, notices, directions or other documents received from the Committee or any person designated in writing by the Committee as having the authority to act on behalf of the Committee.  The Company shall furnish the Committee with all data and information available to such Company which the Committee may reasonably require in order to perform its function hereunder.  The Committee may rely without questions upon any such data or information furnished by any Company.

9.2.                            AGENTS

The Committee may appoint a secretary who may, but need not, be a member of the Committee, and may employ such agents (who shall not be fiduciaries), for clerical and other services, and such counsel, accountants and actuaries as may be required for the purpose of administering the Plan.

9.3.                            COMMITTEE PROCEDURES

A majority of the members of the Committee shall constitute a quorum for the transaction of business.  No action shall be taken except upon a majority vote of the Committee members.  An individual shall not vote or decide upon any matter relating solely to himself or herself or vote in any case in which his or her individual right or claim to any benefit under the Plan is specifically involved.  If, in any case in which a Committee member is so disqualified to act, the remaining members cannot agree, the Board of Directors of DST shall appoint a temporary substitute member to exercise all of the powers of the disqualified member concerning the matter in which he or she is disqualified.

9.4.                            ALLOCATION AND DELEGATION OF DUTIES

(a)           The Committee shall have the authority to allocate, from time to time, by instrument in writing filed in its records, all or any part of its respective responsibilities under the Plan to one or more of its members as may be deemed advisable, and in the same manner to revoke such allocation of responsibilities.  In the exercise of such allocated responsibilities, any action of the member to whom responsibilities are allocated shall have the same force and effect for all purposes hereunder as if such action had been taken by the Committee.  The Committee shall not be liable for any acts or omissions of such member.  The member to whom responsibilities have been allocated shall periodically report to the Committee concerning the discharge of the allocated responsibilities.

(b)           The Committee shall have the authority to delegate, from time to time, by written instrument filed in its records, all or any part of its responsibilities under the Plan to such person or persons as the Committee may deem advisable (and may authorize such person to delegate such responsibilities to such other person or persons as the Committee shall authorize) and in the same manner to revoke any such delegation of responsibility.  Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Committee.  The Committee shall not be liable for any acts or omissions of any such delegate.  The delegate shall periodically report to the Committee concerning the discharge of the delegated responsibilities.

9.5.                            PLAN ADMINISTRATOR

DST shall be the administrator of the Plan, as defined in Section 3(16)(A) of the Act, and shall be responsible for the performance of all reporting and disclosure obligations under the Act, and all other obligations required to be performed by the plan administrator under the Act or the Code, except such obligations and responsibilities delegated herein, or in the Trust, to the Committee, Trustee or such other person or entity.  DST shall be the designated agent for service of legal process with respect to the Plan and Trust.

9.6.                            CLAIMS PROCEDURE

(a)           An Employee, Former Employee, Participant or Beneficiary who believes he or she is entitled to a benefit which he or she has not received may file a claim in writing with the Committee or its delegate.  The Committee or its delegate may require a claimant to submit additional information if necessary to process the claim.  The Committee or its delegate shall review the claim and render its decision within ninety (90) days from the date the claim is filed (or the requested additional information is submitted, if later), unless special circumstances require an extension of time for processing the claim.  If such an extension is required, written notice of the extension shall be furnished the claimant within the initial ninety (90) day period.  The notice shall indicate the special circumstances requiring the extension and the date by which the Committee or its delegate expects to reach a decision on the claim.  In no event shall the extension exceed a period of ninety (90) days from the end of the initial period.

(b)           If the Committee or its delegate denies a claim, in whole or in part, it shall provide the claimant with written notice of the denial within the period specified in subparagraph (a).  The notice shall be written in language calculated to be understood by the claimant, and shall include the following information:

(1)           The specific reason for such denial;

(2)           Specific reference to pertinent Plan provisions upon which the denial is based;

(3)           A description of any additional material or information which may be needed to clarify or perfect the request, and an explanation of why such information is required; and

(4)           An explanation of the Plan’s review procedure with respect to the denial of benefits.

9.7.                            CLAIMS REVIEW PROCEDURE

Any claimant whose claim has been denied, in whole or in part, shall follow those review procedures as set forth herein.

(a)           A claimant whose claim has been denied, in whole or in part, may request a full and fair review of the claim by the Committee by making written request therefor within seventy-five (75) days of receipt of the notification of denial.  The Committee, for good cause shown, may extend the period during which the request may be filed.  The claimant shall be permitted to examine all documents pertinent to the claim and shall be permitted to submit issues and comments regarding the claim to the Committee in writing.

(b)           The Committee shall render its decision within sixty (60) days after receipt of the application for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the decision shall be rendered as soon as possible but not later than one hundred and twenty (120) days after receipt of a request for review.  If an extension of time is necessary, written notice shall be furnished the claimant before the extension period commences.

(c)           The Committee shall decide whether a hearing shall be held on the claim.  If so, it shall notify the claimant in writing of the time and place for the hearing.  Unless the claimant agrees to a shorter period, the hearing shall be scheduled at least fourteen (14) days after the date of the notice of hearing.  The claimant and/or the claimant’s authorized representative may appear at any such hearing.  If the Committee does not notify the claimant that a hearing will be held or notifies the claimant that no hearing will be made, then no hearing shall be held.

(d)           The Committee shall send its decision on review to the claimant in writing within the time specified in this Section.  If the claim is denied, in whole or in part, the decision shall specify the reasons for the denial in a manner calculated to be understood by the claimant, referring to the specific Plan provisions on which the decision is based.  The Committee shall not be restricted in its review to those provisions of the Plan cited in the original denial of the claim and shall have discretionary authority with respect to the determination of benefits under the Plan and of the constructions and interpretation of Plan provisions.  The decision of the Committee shall be final and binding upon the claimant and any person claiming benefits under the Plan on behalf or through the claimant.

9.8.                            BONDING

Each Committee member, each person who is a fiduciary of the Plan and each person who handles funds of the Plan shall be bonded in an amount no less than amounts required by Section 412 of the Act and regulations issued thereunder.

9.9.                            COMPENSATION AND EXPENSES

The members of the Committee and the Administrator shall serve without compensation; provided, however, that the Company may pay or reimburse such persons for any expenses reasonably incurred in the administration of the Plan.  If not so paid or reimbursed for such expenses, the Committee may direct the Trustee to make such payments from the assets in the Trust, including the Forfeiture Suspense Account and/or Participant Accounts (as provided in Section 4.3(d)).

9.10.                     INDEMNIFICATION

DST shall indemnify each Committee member, the Plan Administrator, as well as any employee of DST to whom the Committee has delegated any responsibility or work under the Plan, against any liability or loss sustained by reason of any act or failure to act made in good faith.  Such indemnification shall include attorney’s fees and other costs and expenses reasonably incurred in defense of any action brought by reason of any such act or failure to act.

ARTICLE X.
TRUSTEE

10.1.                     ACCEPTANCE OF THE TRUST

The Trustee accepts the Trust created under the Plan and agrees to perform the obligations imposed.  The Trustee must provide a bond for the faithful performance of its duties under the Trust to the extent required by the Act.

10.2.                     RECEIPT OF CONTRIBUTIONS

The Trustee is accountable to the Company for the funds contributed to it by the Company, but does not have any duty to collect any contributions from the Company or to see that funds deposited with it are deposited according to the provisions of the Plan.  DST (or the Committee on behalf of DST) shall direct contributions and transfers from time to time to this Separate Trust or to the Master Trust and the Trustee of the Separate Trust does not have any duty under the Separate Trust with respect to contributions and transfers so directed to the Master Trust.

10.3.                     INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

The Trustee has full discretion and authority with regard to the investment of the Separate Trust, except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager or with respect to a Plan asset subject to Company, Participant or Committee direction of investment.  The Trustee must coordinate its investment policy with Plan financial needs as communicated to it by the Committee.  The Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

(a)           To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds (including any such fund from which the Trustee or any affiliate thereof receives an investment advisory fee or any other fee), put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S.  Treasury bills, U.S.  Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, and to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, and to make any other investments the Trustee deems appropriate, as a prudent man would do under like circumstances with due regard for the purposes of this Plan.  Any investment made or retained by the Trustee in good faith is proper but must be of a kind constituting a diversification considered by law suitable for trust investments.

(b)           To retain in cash so much of the Trust Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest.  If the Trustee is a bank or similar financial institution supervised by the United States or by a State, this paragraph (b) includes specific authority to invest in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code Section 414(b)) at a reasonable rate of interest or in a common trust fund (the provisions of which govern the investment of such assets and which the Plan incorporates by this reference) as described in Code Section 584 which the Trustee (or its affiliate, as defined in Code Section 1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as trustee and which conforms to the rules of the Comptroller of the Currency.

(c)           To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides.

(d)           To credit and distribute the Trust as directed by the Committee.  The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution.  The Trustee is accountable only to the

Committee for any payment or distribution made by it in good faith on the order or direction of the Committee.

(e)           To borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge.

(f)            To compromise, contest, arbitrate or abandon claims and demands, in its discretion.

(g)           To have with respect to the Trust all of the rights of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, and to exercise or sell stock subscriptions or conversion rights.

(h)           To lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer Orders.

(i)            To hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories or in another form as it may deem best, with or without disclosing the trust relationship.

(j)            To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust.

(k)           To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until final adjudication is made by a court of competent jurisdiction.

(l)            To file all tax returns required of the Trustee.

(m)          To furnish to the Company and the Committee an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Company and the Committee, except as to any act or transaction concerning which the Company and the Committee files with the Trustee written exceptions or objections within 90 days after the receipt of the accounts or for which the Act authorizes a longer period within which to object.

(n)           To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee is not obliged or required to do so unless indemnified to its satisfaction.

(o)           To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

(p)           To hold uninvested cash awaiting investment and such additional cash balances as it shall deem reasonable or necessary to meet anticipated distributions from or administrative costs of the Plan or the Trust Fund, without incurring any liability for the payment of interest on such cash, notwithstanding that the Trustee or an affiliate thereof may accrue interest on such cash balances.

(q)           To employ such counsel (who may, but need not, be counsel to the Company), accountants, brokers, and other agents and provide for such clerical, accounting, actuarial, and other services as the trustee may deem advisable to perform its duties hereunder.

10.4.                     INVESTMENT IN GROUP TRUST FUND

(a)           The Trustee, for collective investment purposes, may combine into one trust fund the Trust created under this Plan with the Trustee created under any other qualified retirement plan maintained by the Company.  However, the Trustee must maintain separate records of account for the assets of each Trust in order to properly reflect each Participant’s Account under the plan(s) in which he or she is a Participant.

(b)           DST specifically authorizes the Trustee to invest all or any portion of the assets comprising the Trust Fund in any group trust fund, so designated by the Committee on behalf of DST, which at the time of the investment provides for pooling of the assets of plans qualified under Code Section 401(a).  This authorization applies solely to a group trust fund exempt from taxation under Code Section 501(a) and the trust agreement of which satisfies the requirements of Revenue Ruling 81-100.  The provision of the group trust fund agreement, as amended from time to time, are by this reference incorporated within this Plan and Trust.  The provisions of the group trust fund will govern any investment of Plan assets in that pool.

10.5.                     DUTIES OF THE TRUSTEE REGARDING PAYMENTS

At the direction of the Committee, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund.  The Trustee shall not be responsible in any way for the application of such payments.

10.6.                     TRUSTEE’S COMPENSATION AND EXPENSES AND TAXES

The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by DST and the Trustee.  An individual serving as Trustee who already receives full time pay from the Company shall not receive compensation from the Plan.  In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee.  Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Company.  All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

10.7.                     RECORDS AND STATEMENTS

The records of the Trustee pertaining to the Plan must be open to the inspection of the Company and the Committee at all reasonable times and may be audited from time to time by any person or persons as the Company or Committee may specify in writing.  The Trustee must furnish the Company or Committee with whatever information relating to the Trust Fund the Company or the Committee considers necessary.

10.8.                     RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

(a)           A Trustee may resign at any time by delivering to DST and the Committee, at least sixty (60) days before its effective date, a written notice of its resignation.

(b)           DST may remove any Trustee by delivering to the Trustee, at least sixty (60) days before its effective date, a written notice of its removal.

(c)           Upon the death, resignation, incapacity or removal of any Trustee, a successor may be appointed by DST; and such successor, upon accepting such appointment in writing and delivering same to DST, shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his or her predecessor with like respect as if he or she were originally named as a Trustee herein.  Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.  A successor Trustee is not personally liable for any act or failure of any predecessor Trustee, except as required by the Act.

(d)           DST may designate one or more successors prior to the death, resignation, incapacity or removal of a Trustee.  In the event a successor is so designated by DST and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions and duties of his or her predecessor with the like effect as if he or she were originally named as Trustee herein immediately upon the death, resignation, incapacity or removal of his or her predecessor.

10.9.                     COMPANY STOCK

The Trustee shall be empowered to acquire and hold Company Stock which is “qualifying Employer securities” as that term is defined in the Act, provided, however, that the Trustee shall not be permitted to acquire any qualifying Employer real property.  The fair market value of all qualifying Employer securities held by the Trustee hereunder shall amount to no more than 100% of the fair market value of all the assets in the Trust Fund.

10.10.              LIMITATION OF LIABILITY

The Trustee is not liable for the acts or omissions of any Investment Manager or Managers appointed by the Committee, nor is the Trustee under any obligation to invest or otherwise manage any assets of the Plan which are subject to the management of a properly appointed Investment Manager.  The Committee, the Trustee and any Investment Manager may execute a letter agreement as part of this Plan delineating the duties, responsibilities, and liabilities of the Investment Manager with respect to any part of the Trust Fund under the control of the Investment Manager.

10.11.              INDEMNIFICATION

DST agrees to hold the Trustee harmless from and against all amounts including without limitation, taxes, expenses (including reasonable counsel fees), liabilities, claims, damages, actions, suits or other charges, incurred by or assessed against the Trustee as a direct or indirect result of anything done in good faith, or alleged to have been done, by or on behalf of the Trustee in reliance upon the directions of the Company, any Participant, any Investment Manager, or any person or committee authorized to act on behalf of the Company, or anything omitted to be done in good faith, or alleged to have been omitted, in the absence of such directions.  DST shall furnish to the Trustee from time to time the names/titles and signatures of all persons authorized to act on behalf of the Company for purposes of this Article X.

ARTICLE XI.
TOP HEAVY PLAN PROVISIONS

11.1.                     TOP HEAVY PLAN REQUIREMENTS

If the Plan is or becomes top-heavy in any Plan Year, the provisions of this Article XI will supersede any conflicting provisions in the Plan.

11.2.                     TOP HEAVY DEFINITIONS

(a)           “Key-Employee” shall mean any Employee or Former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Company having annual 415 Compensation greater than $165,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2012), a 5% owner of the Company, or a 1% owner of the Company having annual 415 Compensation of more than $150,000.  The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(b)           “Top-Heavy Plan” shall mean this Plan for any Plan Year, if any of the following conditions exist:

(1)           If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans; or

(2)           If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%; or

(3)           If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

(c)           “Top-Heavy Ratio” shall mean:

(1)           If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company has not maintained any defined benefit plan which during the five-year period ending on the determination date has or has had accrued benefits, the top-heavy ratio for the Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date, and the denominator of which is the sum of all account balances as of the Determination Date, both computed in accordance with Section 416 of the Code and the regulations thereunder.  Both the numerator and denominator of the Top-Heavy Ratio shall be adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

(2)           If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Section 416 of the Code and the regulations thereunder.

(3)           For purposes of (1) and (2) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan.  The account balances and accrued benefits of a Participant who (i) is not a Key Employee but who was a Key Employee in a prior year or (ii) who has not received any Compensation from the Company or any Affiliated Company maintaining the Plan at any time during the 1-year period ending on the Determination Date will be disregarded.  The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder.  Deductible Employee Contributions will not be taken into account for purposes of computing the Top-Heavy Ratio.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.  The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by any distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The accrued benefits and account of any individual who has not performed services for the Company during the 1-year period ending on the Determination Date shall not be taken into account.

(d)           “Permissive Aggregation Group” shall mean the Required Aggregation Group of plans plus any other plan or plans of the Company which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(e)           “Required Aggregation Group” shall mean (1) each qualified plan of the Company in which at least one Key Employee participates, and (2) any other qualified plan of the Company which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) of the Code.

(f)            “Determination Date” shall mean the last day of the preceding Plan Year.

(g)           “Present Value” shall mean for purposes of establishing present value to compute the Top-Heavy Ratio, the mortality tables and interest rates as used by the Pension Benefit Guaranty Corporation for calculation of immediate annuities for plans terminating on or after the Determination Date.

11.3.                     MINIMUM ALLOCATION

(a)           Except as otherwise provided in the last sentence of this subparagraph (a), the Company contributions and Forfeitures (not including Elective Contributions) allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of (1) three percent (3%) of such Participant’s 415 Compensation, or (2) in the case where the Company has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Company contributions and Forfeitures, as a percentage of the Key Employee’s 415 Compensation, allocated on behalf of any Key Employee for that year.  The minimum allocation shall be determined without any regard to any Social Security contribution and shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (1) the

Participant’s failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (2) the Participant’s failure to make mandatory employee contributions to the Plan, or (3) compensation less than a stated amount.  The foregoing provisions of this subparagraph (a) shall not apply to any Participant who was not employed by the Company on the last day of the Plan Year.

(b)           No minimum contribution will be required (or the minimum contribution will be reduced, as the case may be) for a Participant under this Plan for any Plan Year if the Company maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such year in whole or in part for the Participant in accordance with the Code Section 416(c).

(c)           The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

11.4.                     TOP-HEAVY VESTING REQUIREMENTS

(a)           For any Plan Year in which this Plan is top-heavy, the minimum vesting schedule set forth in subsection (b) below will automatically apply to the Plan.  The minimum vesting schedule shall apply to all “Accrued Benefits for Section 416 Purposes.” “Accrued Benefits for Section 416 Purposes” shall mean all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became Top-Heavy; provided, however, that such term shall not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become top-heavy and such Employee’s account balance attributable to Company contributions and forfeitures will be determined without regard to this Section 11.4.  No reduction in vested benefits may occur in the event the Plan’s status as Top-Heavy changes for any Plan Year.

(b)           The nonforfeitable interest of each Participant in his or her Profit Sharing Contribution Account and Matching Contribution Account, to the extent more favorable to such Participant, shall be determined on the basis of the following:

Years of Service	Vested Percentage
Less than 2	0%
At least 2, but less than 3	20%
At least 3, but less than 4	40%
At least 4, but less than 5	60%
At least 5	100%

If in any subsequent year the Plan ceases to be a Top-Heavy Plan, the Committee shall revert to the vesting schedule in effect before this Plan became a Top-Heavy Plan.  Any such reversion shall be treated as a Plan amendment pursuant to Section 6.3 of the Plan.

ARTICLE XII.
MISCELLANEOUS

12.1.                     PROHIBITION AGAINST ASSIGNMENT AND ALIENATION

All funds, rights, titles, interest or property rights of every nature whatsoever belonging to, owned or held by or inuring to the benefit of the Trustee shall at all times during which the Trustee has any interest therein and until said rights shall have been completely transferred and delivered to any Participant, be held by the Trustee free and clear from any voluntary or involuntary alienation, encumbrance, assignment, pledge or participation in any manner by any Participant, and all of said funds, rights, titles, interest and property shall be deliverable by the Trustee only at the times and in the manner set forth herein, and the interest of any Participant prior to such distribution or payments shall be solely a right to enforce the provisions of this Plan and the Trust created in connection herewith.  The interests or rights of the Participants shall not be subject to any right, claim, demand, lien or judgment of any creditor of any Participant, nor be subject nor liable to any process in law or in equity, including garnishment, attachment, execution, receivership, bankruptcy proceedings or any order, judgment or decree of any court diminishing the interest of said Participant or other beneficiaries or affecting the receipt of benefits hereof in the manner and at the time provided for.  For purposes of this paragraph, the creation, assignment, or recognition of a right to any Participant’s benefit pursuant to a Qualified Domestic Relations Order (as defined in Section 414(p) of the Code and Section 7.9) shall not be considered a prohibited assignment or alienation.

12.2.                     COMPANY-EMPLOYEE RELATIONSHIPS

Nothing herein contained shall in any way be construed to limit or affect the rights of the Company in its relationship with any Participant, or to affect its rights to discharge any Participant at any time, either with or without cause, or to increase or reduce the salary paid to any Participant, but such relationship of employer and employee shall continue in the same manner as though this Plan had never been adopted by the Company.

12.3.                     NOTICES TO INTERESTED PARTIES

Prior to submitting any request to the Internal Revenue Service for advance determination of the continuing qualified status of the Plan and Trust as respects any Company, such Company shall notify each employee who qualified as an interested party under Treasury Regulations prescribed under Section 7476(b)(1) of the Code for the application for such determination.

12.4.                     LIABILITY FOR PAYMENTS

The Company shall have no liability for payments under the Plan or administration of the Trust Fund except to make the contributions required by Article III hereof.  Persons entitled shall look solely to the Trust Fund for any payments under the Plan.

12.5.                     GOVERNING LAW

Construction, validity and administration of the Plan and Trust shall be governed by the Code, the Act, and Regulations issued thereunder, and, to the extent not so governed, by the laws of the State of Missouri.

12.6.                     PROHIBITION AGAINST DIVERSION OF FUNDS

(a)           Except as specifically provided herein, and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of the Trust maintained pursuant to this Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their beneficiaries.

(b)           In the event the Company shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Company may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustee shall return such amount to the Company within the one (1) year period.  Earnings of the Plan attributable to the excess contributions may not be returned to the Company but any losses attributable thereto must reduce the amount so returned.

(c)           Notwithstanding any provisions to the contrary, except Section 3.1(b), any contribution by the Company to the Trust Fund is conditioned upon the deductibility of the contribution by the Company under the Code and, to the extent any such deduction is disallowed, the Company may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance.  Earnings of the Plan attributable to the excess contribution may not be returned to the Company, but any losses attributable thereto must reduce the amount so returned.

ARTICLE XIII.
PARTICIPATING COMPANIES

13.1.                     ADOPTION BY OTHER COMPANIES

Notwithstanding anything herein to the contrary, with the consent of DST, any company may adopt this Plan and all of the provisions hereof, and participate herein as a Company, by a properly executed document evidencing said intent and will of such Company.

13.2.                     REQUIREMENTS OF PARTICIPATING COMPANIES

(a)           Each such Company shall be required to use the same Trustee as provided in this Plan.

(b)           The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Companies, as well as all increments thereof.  However, the assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Company.

(c)           Any expenses of the Trust which are to be paid by the Company or borne by the Trust Fund shall be paid by each Company in the same proportion that the total amount standing to the credit of all Participants employed by such Company bears to the total standing to the credit of all Participants, or such other manner determined by DST.

13.3.                     DESIGNATION OF AGENT

Each Company shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Committee for the purpose of this Plan, each Company shall be deemed to have designated irrevocably DST as its agent.

13.4.                     PARTICIPATING COMPANY’S CONTRIBUTION

Any contribution subject to allocation during each Plan Year shall be allocated among all Participants of all Companies in accordance with the provisions of this Plan.  On the basis of the information furnished by the Committee, the Trustee shall keep separate books and records concerning the affairs of each Company hereunder and as to the accounts and credits of the Employees of each participating Company.

13.5.                     PARTICIPATING COMPANY CONTRIBUTION FOR AFFILIATE

If any Company is prevented in whole or in part from making a contribution to the Trust Fund which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code Section 404(a)(3)(B), so much of the contribution which such Company was so prevented from making may be made for the benefit of the participating employees of such Company by other Companies who are members of the same affiliated group within the meaning of Code Section 1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Company shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Companies remaining after adjustment for all contributions made to the Plan without regard to this Section.  A Company on behalf of whose employees a contribution is made under this Section shall not reimburse the other contributing Companies.

13.6.                     AMENDMENT

Amendment of this Plan by DST shall be binding upon each Company.

13.7.                     DISCONTINUANCE OF PARTICIPATION

Any Company shall be permitted to discontinue or revoke its participation in the Plan with the consent of DST.  At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee.  The Trustee shall thereafter transfer, deliver and assign Trust Fund assets allocable to the Participants of such Company to such new Trustee as shall have been designated by such Company, in the event that it has established a separate pension plan for its Employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any “Section 411(d)(6) protected benefits” in accordance with Section 8.1(b).  If no successor is designated, the Trustee shall retain such assets for the Employees of said Company pursuant to the provisions of the Trust.  In no such event shall any part of the corpus or income of the Trust as it relates to such Company be used for or diverted for purposes other than that of the Plan and its Participants and Beneficiaries.

13.8.                     COMMITTEE’S AUTHORITY

The Committee shall have authority to make any and all necessary rules or regulations, binding upon all Companies and all Participants and Beneficiaries, to effectuate the purpose of this Article.

ARTICLE XIV.
CHANGE OF CONTROL

14.1.                     DEFINITIONS OF “CHANGE OF CONTROL OF DST”

For purposes of this Plan, a “Change of Control of DST” shall be deemed to have occurred if:

(a)           the Incumbent Directors cease for any reason to constitute at least seventy- five percent (75%) of the directors of DST then serving;

(b)           any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than DST or any majority-owned Subsidiary of DST, or an employee benefit plan of DST or of any majority-owned Subsidiary of DST, shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of DST representing twenty percent (20%) or more (calculated in accordance with Rule 13d-3) of the combined voting power of DST’s then outstanding voting securities (a “Substantial Owner”); provided, however, that a person’s becoming such a Substantial Owner shall not constitute a Change in Control if (1) such person is party to an agreement that limits the ability of such person and its Affiliates to obtain and exercise control over the management and policies of DST, or (2) such person is a person who, together with all Affiliates and Associates of such person, would become a Substantial Owner solely as a result of a reduction of the number of shares of Company Stock, which reduction increases the percentage of outstanding shares of Company Stock beneficially owned by such person, unless and until such person, Affiliate or Associate, after becoming aware that such person has become a Substantial Owner, thereafter becomes the beneficial owner of additional shares of Company Stock (other than shares received directly from the Company pursuant to a plan approved by a majority of those members of the Board who, while serving on the Board, are not Substantial Owners, Affiliates or Associates of a Substantial Owner, or a representative or nominee of a Substantial Owner or of any such Affiliate or Associate) representing one percent (1%) or more of the number of shares of Company Stock then outstanding;

(c)           a Reorganization Transaction is consummated, other than a Reorganization Transaction which results in the Voting Securities of DST outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least sixty percent (60%) of the total voting power represented by the Voting Securities of such surviving entity outstanding immediately after the Reorganization Transaction, if the voting rights of each Voting Security relative to the other Voting Securities were not altered in the Reorganization Transaction; or

(d)           the stockholders of DST approve a plan of complete liquidation of DST, other than in connection with a Reorganization Transaction.

14.2.                     PROVISIONS EFFECTIVE UPON CHANGE OF CONTROL OF DST

Upon a Change of Control of DST as defined in Section 14.1, notwithstanding any other provision of this Plan to the contrary, the following provisions will supersede the indicated Sections and otherwise govern the operation of the Plan from that point forward:

(a)           Section 6.2, “Vesting Schedule,” shall provide as follows: A Participant’s Account shall be one hundred percent (100%) nonforfeitable at all times.

(b)           Section 4.2(a), “Investment of Accounts,” shall provide as follows: A Participant shall have the right to direct the Trustee with respect to the investment or reinvestment of the assets comprising the Participant’s Account only if the Trustee consents in writing to permit such direction.  If the Trustee does not consent to the Participant direction of investment, the Trustee and each Participant shall execute a letter agreement as a part of this Plan containing such conditions, limitations, and other provisions they deem appropriate before the Trustee shall follow any Participant direction as respects the investment or reinvestment of any part of the Participant’s Account.  The Trustee shall not be liable for any loss, or by reason of any breach, resulting from a Participant’s direction of investment of any part of his or her Account.

(c)           Except for the right to amend the Plan pursuant to Section 8.1(a) in order to qualify or maintain the qualification of the Plan under appropriate provisions of Code Section 401(a), the Company shall not exercise its right to amend the Plan pursuant to Section 8.1(a), discontinue or terminate the Plan pursuant to Section 8.2, or transfer assets of or merge the Plan pursuant to Section 8.3, without the prior written consent to such aforesaid action by seventy-five percent (75%) of the Participants on a per capita basis.

14.3.                     RIGHT TO AMEND ARTICLE XIV PRIOR TO CHANGE OF CONTROL OF DST

The Board of Directors of DST, or any duly-authorized committee thereof, reserves the right to amend or eliminate this Article XIV prior to the date of a Change of Control of DST.

14.4.                     DEFINITIONS

(a)           “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act.

(b)           “Board” means the Board of Directors of DST

(c)           “Exchange Act” means the Securities and Exchange Act of 1934, as amended, or any successors thereto, and the rules and regulations promulgated thereunder, all as shall be amended from time to time.

(d)           “Incumbent Directors” means (1) an individual who was a member of the Board on May 10, 2005; or (2) an individual whose election, or nomination for election by DST’s stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were members of the Board on the May 10, 2005; or (3) individuals whose election, or nomination for election by DST’s stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were elected in the manner described in (1) or (2) above; provided that no director whose election was in connection with a proposed transaction which, if consummated, would be a Change in Control shall be an Incumbent Director.

(e)           “Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

(f)            “Related Party” means (1) a majority-owned Subsidiary of DST; or (2) an employee or group of employees of DST or of any majority-owned Subsidiary of DST; or (3) an employee benefit plan of DST or of any majority-owned Subsidiary of DST; or (4) a corporation owned directly or indirectly by the stockholders of DST in substantially the same proportion as their ownership of the voting power of Voting Securities of DST.

(g)           “Reorganization Transaction” means a merger, reorganization, consolidation, or similar transaction or a sale of all or substantially all of DST’s assets other than any such sale which would result in a Related Party owning or acquiring more than fifty percent (50%) of the assets owned by DST immediately prior to the sale.

(h)           “Subsidiary” means an Affiliate controlled by DST directly, or indirectly, through one or more intermediaries.

(i)            “Voting Securities” of a corporation means securities of such corporation that are entitled to vote generally in the election of directors, but not including any other class of securities of such corporation that may have voting power by reason of the occurrence of a contingency.

This Plan has been amended and restated effective as of the day and year first above written.

DST SYSTEMS, INC.

By:
Kenneth V. Hager
Vice President, Chief Financial Officer and Treasurer